Exhibit 9b

================================================================================

                                CREDIT AGREEMENT

                         DATED AS OF FEBRUARY 20, 1998

                                     AMONG

                    THE FUNDS AND PORTFOLIOS PARTIES HERETO,

                       THE BANKS PARTY HERETO AS LENDERS

                                      AND

                         BANK OF AMERICA NATIONAL TRUST
                       AND SAVINGS ASSOCIATION, AS AGENT

                                  ARRANGED BY

                         BANCAMERICA ROBERTSON STEPHENS

================================================================================

                               TABLE OF CONTENTS

                                                                                                          Page
                                                                                                          ----
1.   DEFINITIONS, INTERPRETATION OF AGREEMENT AND COMPLIANCE WITH FINANCIAL
     RESTRICTIONS.........................................................................................   1
     1.1   Definitions....................................................................................   1
     1.2   Other Definitional Provisions..................................................................   9
     1.3   Interpretation of Agreement....................................................................   9
     1.4   Compliance with Financial Restrictions.........................................................  10
     1.5   Assumptions Regarding Structure................................................................  10
     1.6   Authority of Adviser; Adviser Disclaimer.......................................................  10

2.   COMMITMENTS OF THE BANKS AND CERTAIN LOAN TERMS......................................................  11
     2.1   Loans..........................................................................................  11
     2.2   Loan Options...................................................................................  11
     2.3   Borrowing Procedures...........................................................................  11
     2.4   Continuation and/or Conversion of Loans........................................................  12
     2.5   Note Evidencing Loans..........................................................................  13
     2.6   Source of Repayment............................................................................  13
     2.7   Extension of Scheduled Termination Date........................................................  13

3.   INTEREST AND FEES....................................................................................  14
     3.1   Interest.......................................................................................  14
     3.2   Commitment Fee.................................................................................  14
     3.3   Method of Calculating Interest and Fees........................................................  15

4.   PAYMENTS, PREPAYMENTS, REDUCTION OR TERMINATION   OF THE COMMITMENTS
     AND SETOFF...........................................................................................  15
     4.1   Place of Payment...............................................................................  15
     4.2   Prepayments....................................................................................  15
     4.3   Reduction or Termination of the Commitment Amount..............................................  16
     4.4   Setoff.........................................................................................  16
     4.5   Borrowing Base.................................................................................  16
     4.6   Payments by the Banks to the Agent.............................................................  16
     4.7   Sharing of Payments............................................................................  17

5.   ADDITIONAL PROVISIONS RELATING TO LOANS..............................................................  18
     5.1   Increased Cost.................................................................................  18
     5.2   Deposits Unavailable or Interest Rate Unascertainable or Inadequate; Impracticability..........  18
     5.3   Changes in Law Rendering Eurodollar Loans Unlawful.............................................  19
     5.4   Discretion of the Bank as to Manner of Funding.................................................  19
     5.5   Funding Losses.................................................................................  20
     5.6   Capital Adequacy...............................................................................  20
     5.7   Additional Provisions with respect to Federal Funds Rate Loan..................................  21

6.   WARRANTIES...........................................................................................  21
     6.1   Existence......................................................................................  21
     6.2   Authorization..................................................................................  21
     6.3   No Conflicts...................................................................................  22
     6.4   Validity and Binding Effect....................................................................  22
     6.5   No Default.....................................................................................  22

                                                                                                          Page
                                                                                                          ----
     6.6   Financial Statements...........................................................................  22
     6.7   Litigation.....................................................................................  22
     6.8   Liens..........................................................................................  23
     6.9   Partnerships...................................................................................  23
     6.10  Purpose........................................................................................  23
     6.11  Compliance.....................................................................................  23
     6.12  Pension and Welfare Plans......................................................................  23
     6.13  Taxes..........................................................................................  24
     6.14  Subsidiaries; Investments......................................................................  24
     6.15  Full Disclosure................................................................................  24
     6.16  Investment Policies............................................................................  24

7.   COVENANTS............................................................................................  24
     7.1   Financial Statements and Other Reports.........................................................  24
     7.2   Notices........................................................................................  26
     7.3   Existence......................................................................................  27
     7.4   Nature of Business.............................................................................  27
     7.5   Books, Records and Access......................................................................  27
     7.6   Insurance......................................................................................  27
     7.7   Dividends......................................................................................  28
     7.8   Investment Policies and Restrictions...........................................................  28
     7.9   Taxes..........................................................................................  28
     7.10  Compliance.....................................................................................  29
     7.11  Pension Plans..................................................................................  29
     7.12  Merger, Purchase and Sale......................................................................  29
     7.13  Asset Coverage Ratio...........................................................................  29
     7.14  Liens..........................................................................................  30
     7.15  Guaranties.....................................................................................  30
     7.16  Other Agreements...............................................................................  30
     7.17  Transactions with Related Parties..............................................................  30
     7.18  Payment of Management Fees.....................................................................  30
     7.19  Other Indebtedness.............................................................................  31
     7.20  Changes to Trust Agreement, etc................................................................  31
     7.21  Violation of Investment Restrictions, etc......................................................  31
     7.22  Proceeds of Loans..............................................................................  31
     ----  -----------------------------------------------------------------------------------------------

8.   CONDITIONS PRECEDENT TO ALL LOANS....................................................................  31
     8.1   Notice.........................................................................................  31
     8.2   Default........................................................................................  31
     8.3   Warranties.....................................................................................  31
     8.4   Certification..................................................................................  31
     8.5   Form U-1.......................................................................................  32
     8.6   Borrowing Certificate..........................................................................  32
     8.7   Minimum Net Asset Value........................................................................  32

9.   CONDITIONS PRECEDENT TO INITIAL LOANS................................................................  32
     9.1   Note...........................................................................................  32
     9.2   Resolutions....................................................................................  32
     9.3   Incumbency Certificate.........................................................................  32
     9.4   Opinion........................................................................................  33
     9.5   Net Asset Value Certificate....................................................................  33
     9.6   Consent of Investment Adviser..................................................................  33

10.  ADDITION OF NEW PARTIES..............................................................................  33

                                                                                                          Page
                                                                                                          ----
     10.1  New Parties....................................................................................  33

11.  EVENTS OF DEFAULT AND REMEDIES.......................................................................  33
     11.1  Events of Default..............................................................................  33
     11.2  Remedies.......................................................................................  35

12.  THE AGENT............................................................................................  36
     12.1  Appointment and Authorization..................................................................  36
     12.2  Delegation of Duties...........................................................................  36
     12.3  Liability of Agent.............................................................................  36
     12.4  Reliance by Agent..............................................................................  37
     12.5  Notice of Event of Default.....................................................................  37
     12.6  Credit Decision................................................................................  38
     12.7  Indemnification of Agent.......................................................................  38
     12.8  Agent in Individual Capacity...................................................................  39
     12.9  Successor Agent................................................................................  39

13.  GENERAL..............................................................................................  39
     13.1  Waiver and Amendments..........................................................................  39
     13.2  Notices........................................................................................  40
     13.3  Expenses.......................................................................................  41
     13.4  Funds Indemnification..........................................................................  41
     13.5  Information....................................................................................  42
     13.6  Severability...................................................................................  42
     13.7  Law............................................................................................  43
     13.8  Successors.....................................................................................  43
     13.9  Waiver of Jury Trial...........................................................................  44

         EXHIBITS

         EXHIBIT A -   BORROWING CERTIFICATE
         EXHIBIT B - FORM OF PROMISSORY NOTE (Fund without Portfolios) EXHIBIT B-1 - PROMISSORY NOTE (Fund with Portfolios)
         EXHIBIT C - DESIGNATION OF PORTFOLIOS
         EXHIBIT D - SCHEDULE OF LITIGATION
         EXHIBIT E - SCHEDULE OF CONTINGENT LIABILITIES
         EXHIBIT F - BORROWING BASE CERTIFICATE
         EXHIBIT G - FUNDS' AND PORTFOLIOS' INVESTMENT RESTRICTIONS EXHIBIT H - CONSENT LETTER
         EXHIBIT I - FORM OF OPINION OF COUNSEL
         EXHIBIT J - FORM OF ASSIGNMENT AND ACCEPTANCE

         SCHEDULES

         SCHEDULE I  -   COMMITMENTS AND PRO RATA SHARES
         SCHEDULE II -   OFFSHORE AND DOMESTIC LENDING OFFICES,
                         ADDRESSES FOR NOTICES

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of February 20, 1998 (this "Agreement"), is entered into among each of the funds (each, a "Fund") originally a party hereto or which may become a party hereto pursuant to the terms hereof, the various banks as are or may become party hereto pursuant to the terms hereof (individually, a "Bank" and, collectively, the "Banks") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), a national banking association, as agent (in such capacity, the "Agent") for the Banks.

         In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

         1.       DEFINITIONS, INTERPRETATION OF AGREEMENT AND
COMPLIANCE WITH FINANCIAL RESTRICTIONS.

                  1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated for purposes of this Agreement (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Act" means the Investment Company Act of 1940, as amended, modified, or supplemented from time to time, and all rules and regulations promulgated thereunder, and any successor statute and associated regulations.

                  "Adviser" means Legg Mason Fund Adviser, Inc. or Legg Mason Capital Management, Inc., as the case may be, as investment adviser or sub-adviser to a Fund or a Portfolio together with any successor thereto permitted by Section 7.2(f) hereof.

                  "Adviser Persons" is defined in Section 1.6.

                  "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

                  "Agent" has the meaning assigned to such term in the introductory paragraph of this Agreement.

                  "Agent-Related Persons" means BofA and any successor agent arising under Section 12.9, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  "Agent's Payment Office" means the address for payments set forth on Schedule II hereto in relation to the Agent or such other address as the Agent may from time to time specify.

                  "Agreement" means this Credit Agreement, as it may be amended, modified or supplemented from time to time.

                  "Arranger" means BancAmerica Robertson Stephens.

                  "Asset Coverage Ratio" means, with respect to any Fund or Portfolio at any time, the ratio which the value of the Total Assets of such Fund or Portfolio (reduced by the value of assets subject to Liens) at such time less all liabilities and indebtedness not represented by Senior Securities of such Fund or Portfolio, bears to the aggregate amount of Senior Securities Representing Indebtedness of such Fund or Portfolio at such time.

                  "Assignee" has the meaning assigned to such term in Section 13.8(b).

                  "Assignment and Acceptance" has the meaning assigned to such term in Section 13.8(b).

                  "Attorney Costs" means and includes any and all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all disbursements of internal counsel.

                  "Bank" and "Banks" have the meanings assigned to such terms in the introductory paragraph of this Agreement.

                  "BofA" has the meaning assigned to such term in the introductory paragraph of this Agreement.

                  "Banking Day" means any day other than a Saturday, Sunday or legal holiday on which banks are authorized or required to be closed in Chicago, Illinois, New York, New York and San Francisco, California and, with respect to Eurodollar Loans, a day on which dealings in Dollars may be carried on by the Agent in the interbank eurodollar market.

                  "Borrowing" means a borrowing hereunder consisting of Loans of the same type made to a Fund or Portfolio on the same day by the Banks under
Section 2
and, other than in the case of Federal Funds Rate Loans, having the same Interest Period.

                  "Borrowing Base" means the amount defined as such in Section
4.5 with respect to each Fund or Portfolio, as the case may be.

                  "Borrowing Base Certificate" means a Borrowing Base Certificate as defined in Section 7.1(c).

                  "Borrowing Certificate" means a certificate provided by a Fund or Portfolio, in the form of Exhibit A hereto.

                  "Capitalized Lease" of any Person means all monetary obligations of such Person under any leasing or similar arrangement which, in accordance with GAAP, are or would be classified as capitalized leases on a balance sheet of such Person.

                  "Code" means the Internal Revenue Code of 1986 and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

                  "Commitment" means, relative to any Bank, such Bank's obligation to make Loans pursuant to Section 2.1.

                  "Commitment Amount" means, on any date, $150,000,000, as such amount may be reduced from time to time pursuant to Section 4.3.

                  "Credit Documents" means this Agreement, any Notes and all other documents delivered to the Agent or any Bank in connection herewith.

                  "Dollars" and the symbol "$" mean lawful money of the United States of America.

                  "Eligible Lender" means an entity that is a "bank" (as such term is defined in the Act) but not an "affiliated person" (as such term is defined in the Act) or "principal underwriter" (as such term is defined in the
Act) of any Fund or Portfolio or an "affiliated person" (as such term is defined in the Act) of any such Person.

                  "Eurocurrency Reserve Requirement" means, with respect to any Eurodollar Loan for any Interest Period, a percentage equal to the daily average during such Interest Period of the percentages in effect on each day of such Interest Period, as prescribed by the Federal Reserve Board (or any successor), for determining the aggregate maximum reserve requirements (including all basic, supplemental, marginal and other reserves) applicable to "Eurocurrency liabilities" pursuant to Regulation D or any other then applicable regulation of the Federal Reserve Board (or any successor) which prescribes reserve requirements applicable to "Eurocurrency liabilities," as presently defined in Regulation D. Without limiting the effect of the foregoing, the Eurocurrency Reserve Requirement shall reflect any other reserves required to be maintained against (i) any category of liabilities that includes deposits by reference to which the Interbank Rate (Reserve Adjusted) is to be determined or (ii) any category of extensions of credit or other assets that includes the Loans. For purposes of this Agreement, any Eurodollar Loan hereunder shall be deemed to be "Eurocurrency liabilities," as defined in Regulation D, and, as such, shall be deemed to be subject to such reserve requirements without the benefit of, or credit for, proration, exceptions or offsets which may be available from time to time under Regulation D.

                  "Eurodollar Loan" means any Loan which bears interest at a rate determined with reference to the Interbank Rate (Reserve Adjusted).

                  "Eurodollar Margin" means 0.50%.

                  "Event of Default" means any of the events described in
Section 11.1.

                  "Federal Funds Rate" means, for any day, the rate per annum as quoted by the Federal Reserve Bank of New York and confirmed in the daily statistical release designated as H.15, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor "H.15") for the preceding Banking Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Banking Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

                  "Federal Funds Rate Margin" means 0.50%.

                  "Federal Funds Rate Loan" means any loan which bears interest at a rate determined with reference to the Federal Funds Rate.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

                  "Fiscal Year" means each fiscal year of any Fund or Portfolio, as the case may be. References to a Fiscal Year with a number corresponding to any calendar year (e.g. "Fiscal Year 1994") refer to the Fiscal Year ending on a date occurring during such calendar year.

                  "Fund" has the meaning assigned to such term in the Preamble.

                  "GAAP" means generally accepted accounting principles as applied in the preparation of the financial statements of the Funds and Portfolios referred to in Section 6.6.

                  "Indebtedness" of any Person means, without duplication, (i) any obligation of such Person for borrowed money, including, without limitation,
(a) any obligation of such Person evidenced by bonds, debentures, notes or other similar debt instruments or arising out of a reverse repurchase transaction, and
(b) any obligation for borrowed money which is non-recourse to the credit of such Person but which is secured by a Lien on any asset of such Person; (ii) any obligation of such Person on account of deposits or advances; (iii) any obligation of such Person for the deferred purchase price of any property or services, except Trade Accounts Payable; (iv) any obligation of such Person as lessee under a Capitalized Lease; (v) any Indebtedness of another Person secured by a Lien on any asset of such first Person, whether or not such Indebtedness is assumed by such first Person; and (vi) any guaranty or other contingent liability, direct or indirect, with respect to any obligation of another Person, except for the endorsement of items for collection in the ordinary course of such first Person's business. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer.

                  "Indemnified Liabilities" has the meaning assigned to such term in Section 13.4.

                  "Indemnified Person" has the meaning assigned to such term in
Section 13.4.

                  "Interbank Rate," applicable to any Interest Period, means the rate of interest per annum determined by the Agent as the rate at which dollar deposits in the approximate amount of BofA's Eurodollar Loan for such Interest Period would be offered by BofA's Grand Cayman Branch, Grand Cayman, B.W.I. (or such other office as may be designated for such purpose by BofA), to major banks in the offshore dollar interbank market at their request at approximately 11:00 a.m. (New York City time) two Banking Days prior to the commencement of such Interest Period.

                  "Interbank Rate (Reserve Adjusted)" means, with respect to each Interest Period for a Eurodollar Loan, a rate per annum (rounded upward to the nearest 1/100 of 1%) determined pursuant to the following formula:

           Interbank Rate            =                 Interbank Rate
         (Reserve Adjusted)                   1-Eurocurrency Reserve Requirement

         The Interbank Rate shall be adjusted automatically as to all Eurodollar Loans then outstanding as of the effective date of any change in the Eurocurrency Reserve Requirement.

                  "Interest Period" means with respect to any Eurodollar Loan, the period commencing on the Borrowing date of such Eurodollar Loan, and ending on the date which is one day, one week, two weeks or three weeks later, as the case may be (in each case as selected by the applicable Fund or Portfolio, as the case may be, pursuant to Section 2.3 or Section 2.4); provided, however, that:

                  (a) any Interest Period which would otherwise end on a day which is not a Banking Day shall end on the next succeeding Banking Day unless such next succeeding Banking Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Banking Day; and

                  (b) no Interest Period shall extend beyond the Termination
         Date.

                  "Lien" means any mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien or security interest, including, without limitation, the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under any Capitalized Lease. The term Lien shall not include the property interest acquired by a counterparty in connection with a securities repurchase agreement between a Fund or Portfolio, as the case may be, and a counterparty.

                  "Loan" means a loan by a Bank to a Fund or Portfolio, as the case may be, pursuant to Section 2.1, and shall be a Federal Funds Rate Loan or a Eurodollar Loan (each of which shall be a "type" of Loan).

                  "Majority Banks" means, at any time, at least two Banks then holding at least 66-2/3% of the then aggregate unpaid principal amount of the Loans or, if no such principal amount is then outstanding, at least two Banks then having at least 66-2/3% of the Commitments.

                  "Material Adverse Change" means any change that the Majority Banks determine to be material and adverse to (x) the condition (financial or otherwise), business or prospects of a Fund or Portfolio, as the case may be, or
(y) the ability of a Fund or Portfolio, as the case may be, to duly and punctually pay and perform all or any of its obligations under this Agreement or the relevant Notes; provided, however, that if a Fund's or a Portfolio's Asset Coverage Ratio equals or exceeds 6 to 1, a Material Adverse Change shall not have occurred.

                  "Material Adverse Effect" means a material and adverse effect on (i) the condition (financial or other), business, operations or prospects of a Fund or Portfolio, as the case may be, or (ii) the ability of a Fund or Portfolio, as the case may be, to duly and punctually pay and perform its obligations under this Agreement and its Note.

                  "Net Asset Value" means, at any date, Total Assets less Total Liabilities.

                  "Note" means the promissory note of a Fund or Portfolio, as the case may be, substantially in the form set forth as Exhibit B or Exhibit B-1, as appropriate, as such promissory note may be amended, modified or supplemented from time to time, and the term "Note" shall include any substitutions for, or renewals of, such promissory note.

                  "Originating Bank" has the meaning assigned to such term in
Section 13.8(c).

                  "Participant" has the meaning assigned to such term in Section 13.8(c).

                  "Payment Date" means (i) with respect to any Eurodollar Loan, the last day of each Interest Period with respect thereto; and (ii) as to any Federal Funds Rate Loan and any fees, the last day of each March, June, September and December, commencing on the first such date to occur after the date hereof.

                  "Person" means an individual, partnership, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity.

                  "Plan" means any "pension plan," or "welfare benefit plan" as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

                  "Portfolio" means each series or class of shares of a Fund that constitutes a "series" under the Act, which is a signatory to this Agreement or any amendment hereto or which such Fund has previously identified to the Banks as a Portfolio in a certificate in the form of Exhibit C and has been approved by the Banks hereunder.

                  "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks, as set forth on Schedule I, as such amount may be adjusted from time to time as a result of an assignment made by such Bank pursuant to Section 13.8 or otherwise.

                  "Reference Rate" means, at any time, the rate of interest then most recently announced by the BofA at San Francisco, California as its reference rate. It is a rate set by the BofA based upon various factors including the BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. Loans may be priced at, above or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the date specified in the public announcement of such change.

                  "Related Party" means, with respect to a Fund or Portfolio, as the case may be, and for purposes of Section 7.17 only, any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Fund or Portfolio, (ii) which beneficially owns or holds 5% or more of the equity interest of such Fund or Portfolio or
(iii) 5% or more of the equity interest of which is beneficially owned or held by such Fund or Portfolio. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Senior Security" means any bond, debenture, note, or similar obligation or instrument constituting a security and evidencing indebtedness, and any stock of a class having priority over any other class as to distribution of assets or payment of dividends.

                  "Senior Security Representing Indebtedness" means any Senior Security other than stock.

                  "Subsidiary" means, with respect to a Fund or Portfolio, as the case may be, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by the Fund or Portfolio and/or one or more Subsidiaries of such Fund or Portfolio and (ii) any partnership, association, joint venture or other entity in which such Fund or Portfolio and/or one or more Subsidiaries of such Fund or Portfolio has more than a 50% equity interest at the time.

                  "Taxes" with respect to any Person means taxes, assessments or other governmental charges or levies imposed upon such Person, its income or any of its properties, franchises or assets.

                  "Termination Date" means February 19, 1999, or such earlier date as may be fixed by the Funds and Portfolios on at least 15 Banking Days' prior written or telephonic notice received by the Agent. The Funds and Portfolios shall promptly confirm any telephonic notice in writing. Upon the request of the Funds and Portfolios, and in the Banks' sole discretion, the Termination Date may be extended for successive 364-day periods as provided in
Section 2.7.

                  "Total Assets" means, with respect to a Fund or Portfolio, as the case may be, as of any date, an amount equal to the aggregate fair market value of all items which would be set forth as assets on a balance sheet of such Fund or Portfolio on such date in accordance with GAAP. "Fair market value," for purposes of this definition, shall be determined as follows: each portfolio security traded on a national securities exchange or traded over-the-counter and quoted on the Nasdaq National Market (or similar quotation system providing daily quotations with respect to the last sale prices of traded securities) shall be valued at the last sale price on the date of valuation; provided that any security so traded and quoted for which there was no sale on the date of valuation, and securities traded over-the-counter but not quoted on the Nasdaq National Market or any such similar quotation system, shall be valued at an amount equal to the arithmetic mean of the most recent available bid and asked quotations therefor, except that debt securities not traded on a national securities exchange nor quoted on the Nasdaq National Market or any such similar quotation system shall be assigned such values as shall be determined with respect thereto by the pricing service normally utilized by such Fund or Portfolio to determine the fair market value of such securities. Upon the written request of the Agent, a Fund or Portfolio shall promptly furnish all such information as the Agent shall reasonably request relating to the value of any portfolio security or other asset of such Fund or Portfolio or the assignment of values thereto by such Fund or Portfolio or any other Person.

                  "Total Liabilities" means, with respect to a Fund or Portfolio as of any date, the aggregate amount of all items which would be set forth as liabilities on a balance sheet of such Fund or Portfolio on such date in accordance with GAAP.

                  "Trade Accounts Payable" of any Person means trade accounts payable of such Person with a maturity of not greater than ninety (90) days incurred in the ordinary course of such Person's business.

                  "Trust Agreement" means, with respect to a Fund that is a business trust, such Fund's Declaration of Trust, as amended from time to time.

                  "Unmatured Event of Default" means any event or condition which, with the lapse of time or giving of notice to a Fund or a Portfolio, or both, would constitute an Event of Default.

                  1.2 Other Definitional Provisions. Unless otherwise defined or the context otherwise requires, all financial and accounting terms used herein or in any certificate or other document made or delivered pursuant hereto shall be defined in accordance with GAAP. Unless otherwise defined therein, all terms defined in this Agreement shall have the defined meanings when used in a Note or in any certificate or other document made or delivered pursuant hereto.

                  1.3 Interpretation of Agreement. A Section or an Exhibit is, unless otherwise stated, a reference to a section hereof or an exhibit hereto, as the case may be. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement. The words "hereof," "herein," "hereto," and "hereunder" and words of similar purport when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless expressly indicated otherwise, when used in this Agreement (including the Schedules and Exhibits hereto) "from" means "from and including" and "to" means "to but excluding". Unless expressly indicated otherwise, when used in this Agreement (including the Schedules and

Exhibits hereto) "to the best of a Person's knowledge" means "to the best of such Person's knowledge after due inquiry".

                  1.4 Compliance with Financial Restrictions. Compliance with each of the financial ratios and restrictions contained in Section 7 shall, except as otherwise provided herein, be determined in accordance with GAAP consistently followed.

                  1.5 Assumptions Regarding Structure. The parties acknowledge and agree that certain of the Funds under this Agreement are comprised of separate Portfolios and that such Portfolios are not separately existing legal entities entitled to enter into contractual agreements or to execute instruments and, for these reasons, the relevant Funds are executing this Agreement and the relevant Notes on behalf of their specified respective Portfolios.

                  1.6 Authority of Adviser; Adviser Disclaimer. Each of the Funds and Portfolios hereby confirms that its Adviser has been duly authorized to act on behalf of such Fund or Portfolio for purposes of this Agreement and the relevant Note and to take all actions which such Fund or such Portfolio is entitled or required to take hereunder or thereunder, including, without limitation, requesting the making, continuation or conversion of Loans on behalf of a Fund or Portfolio pursuant to Section 2, reducing or terminating the Commitment as to one or more Funds or Portfolios, and executing and delivering Borrowing Certificates, Borrowing Base Certificates and any and all other certificates, reports, financial information and notices required to be delivered to the Agent and/or the Banks hereunder. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, the parties hereto acknowledge and agree that (a) in taking any such action hereunder or under a Note the Adviser is acting solely in its capacity as investment adviser for the Funds and Portfolios and not in its individual capacity and (b) neither the Adviser nor any of its officers, employees or agents (with the Adviser, collectively, "Adviser Persons") shall have any liability whatsoever to any Bank or the Agent for any action taken or omitted to be taken by any of them in connection with this Agreement or any Note nor shall any of them be bound by or liable for any indebtedness, liability or obligation hereunder or under the Note and (c) no Adviser Person shall be responsible in any manner to the Agent or the Banks for the truth, completeness or accuracy of any statement, representation, warranty or certification contained in this Agreement or in any information, report, certificate or other document furnished by the Adviser on behalf of any Fund or Portfolio in connection with this Agreement, including, without limitation, any Borrowing Certificate, any Borrowing Base Certificate, and any certificate or notice furnished pursuant to Section 7.1 or 7.2 hereof; provided that, in the case of clauses (b) and (c) above, the conduct of the Adviser Persons or any of them did not constitute negligence, misconduct or a breach of any obligation to any Fund or Portfolio.

         2.   COMMITMENTS OF THE BANKS AND CERTAIN LOAN TERMS.

              2.1 Loans. Subject to the terms and conditions of this Agreement and in reliance upon the warranties of each of the Funds set forth herein, each Bank severally agrees to make individual loans (collectively called the "Loans" and individually called a "Loan") to the Funds or, in the case of a Fund comprised of one or more Portfolios, to such Portfolios as are shown on the signature pages hereof or which are designated in the manner specified in
Section 10.1, in immediately available funds, as designated in a Borrowing Certificate provided pursuant to Section 2.3, which Loans each Fund or Portfolio, as the case may be, may repay and reborrow during the period from the date hereof to, but not including, the Termination Date. The commitment of each Bank and the outstanding principal amount of Loans made by each Bank hereunder shall not exceed at any time the aggregate amount set forth on Schedule I (such amount as the same may be reduced under Section 4.3 or as a result of one or more assignments as permitted herein, the Bank's "Commitment"); provided, however, that, after giving effect to any Borrowing, the aggregate principal amount of all outstanding Loans shall not at any time exceed the Commitment Amount, and provided that the aggregate principal amount of all Loans outstanding from time to time to any Fund or Portfolio, as the case may be, shall not exceed the Borrowing Base for such Fund or Portfolio.

              2.2. Loan Options. Each Loan shall be either a Federal Funds Rate Loan or a Eurodollar Loan, as shall be selected by the relevant Fund or Portfolio, except as otherwise provided herein. Any combination of types of Loans may be outstanding at the same time, except that no more than three Loans having different Interest Periods may be outstanding at any one time with respect to each Fund or, with respect to a Fund comprised of Portfolios, each Portfolio of that Fund.

              2.3  Borrowing Procedures.

              (a) Notice to Agent. A Fund or Portfolio shall give the Agent prior written or telephonic notice of each Loan, which shall be received by the Agent, in the case of a Federal Funds Rate Loan, not later than 11:00 a.m., Chicago time, on the Borrowing date with respect to such Loan, or, in the case of a Eurodollar Loan, not later than 11:00 a.m., Chicago time, three (3) Banking Days prior to the Borrowing date with respect to such Loan. Each such notice shall specify (i) the Borrowing date (which shall be a Banking Day), (ii) the amount and type of Loan, (iii) the initial Interest Period for such Loan, and
(iv) in the case of a Fund with Portfolios, the name of the Portfolio that will utilize the proceeds of such Loan. Each Loan shall be in a minimum amount of $500,000 or in an integral multiple of $100,000 in excess thereof. The relevant Fund or Portfolio shall promptly confirm each such telephonic notice in writing by providing to the Agent a Borrowing Certificate signed by such Fund's or Portfolio's Treasurer or Assistant Treasurer or a designated officer of the Adviser, on behalf of the Fund or Portfolio (it being understood, however, that the Fund's, the Portfolio's or the Adviser's failure to confirm any telephonic notice or otherwise comply with the provisions of this Section 2.3 shall not affect the obligation of the relevant Fund or Portfolio to repay each Loan in accordance with the terms of this Agreement and the relevant Notes). In the event that more than one Loan request is made on any Banking Day, the Agent shall, for purposes of ensuring that the aggregate of the then-outstanding Loans and the Loans which are the subject of Loan requests will not exceed the Commitment Amount, process the Loan requests in the order of receipt.

              (b) Notice to Banks. The Agent will promptly notify each Bank of its receipt of any Loan request and of the amount of such Bank's Pro Rata Share of the requested Loan.

              (c) Transfers to Agent. Each Bank will make the amount of its Pro Rata Share of each Loan available to the Agent for the account of the borrowing Fund or Portfolio at the Agent's Payment Office by 1:00 p.m. (Chicago time) on the Borrowing date requested by the borrowing Fund or Portfolio in funds immediately available to the Agent for deposit to the account which the Agent shall from time to time specify by notice to the Banks. The proceeds of all such Loans will then be made available to the borrowing Fund or Portfolio by the Agent in accordance with written instructions provided to the Agent by the Fund or Portfolio in like funds as received by the Agent. No Bank's obligation to make any Loan shall be affected by any other Bank's failure to make any Loan.

              (d) Disbursement to Fund or Portfolio. The Agent will pay to the relevant Fund or Portfolio the amount of each Loan on the date specified in the notice of Borrowing with respect to such Loan upon satisfaction of the applicable conditions precedent with respect to such Loan.

              2.4 Continuation and/or Conversion of Loans. A Fund or Portfolio may elect to continue an outstanding Eurodollar Loan into a subsequent Interest Period to begin on the day following the last day of such current Interest Period or convert a Eurodollar Loan into a Federal Funds Rate Loan by giving the Agent prior written or telephonic notice of such continuation or conversion, which shall be received by the Agent not later than 11:00 a.m., Chicago time, three (3) Banking Days prior to the effective date of any continuation or conversion which results in a Eurodollar Loan or 11:00 a.m., Chicago time, on the date of conversion with respect to such Loan that is to be continued as a Federal Funds Rate Loan; provided that no Loan shall be outstanding for a period of more than twenty-one (21) days and provided further, that there shall be no more than three Interest Periods in respect of a Loan. Each such notice shall specify (a) the effective date of continuation or conversion (which shall be a Banking Day), (b) the amount of such Loan, and (c) the Interest Period for such Loan. The Fund or Portfolio making such an election shall promptly confirm each such telephonic notice in writing by providing the Agent a new Borrowing Certificate signed by the relevant Fund's or Portfolio's Treasurer or Assistant Treasurer or a designated officer of the Adviser, on behalf of such Fund or Portfolio. Absent timely notice of continuation or conversion, each Eurodollar Loan shall automatically convert into a Federal Funds Rate Loan on the last day of the current Interest Period for such Loan unless paid in full on such last day.

At any time that an Event of Default or an Unmatured Event of Default shall exist, any Loans may be converted or continued only as Federal Funds Rate Loans. The Agent will promptly notify each Bank of its receipt of a request to convert or continue a Loan. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

              2.5 Note Evidencing Loans. The Loans made to a Fund or Portfolio by each Bank under its Commitment shall be evidenced by a Note, which shall be dated as of the date hereof and shall mature (unless accelerated pursuant to Section 11.2) on the Termination Date. All Loans made by the Banks to a Fund or Portfolio pursuant to this Agreement and all payments of principal shall be evidenced by the Banks in their records which records shall be rebuttably presumptive evidence of the subject matter thereof.

              2.6  Source of Repayment.

              (a) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Portfolio of a Fund are separate and distinct from the assets and liabilities of each other Portfolio of that Fund. No Portfolio or Fund shall be liable or shall be charged for any debt, obligation, liability, fee, or expense arising out of or in connection with a transaction entered into by or on behalf of any other Portfolio or Fund or any judgment with respect thereto.

              (b) With respect to each Fund that is organized as a Massachusetts business trust, the parties hereby agree that this Agreement is not executed on behalf of the trustees of such Fund as individuals, and the obligations of such Fund, or a Portfolio of such Fund (with respect to a Fund with Portfolios), under this Agreement and its Note(s) are not binding on any of the trustees, officers or shareholders of such Fund individually, but are binding upon only the assets and property of such Fund or Portfolio, as the case may be.

              (c) Nothing in this Section 2.6 shall affect the rights of the Agent or the Banks against Adviser Persons as provided in Section 1.6.

              2.7 Extension of Scheduled Termination Date. Between 60 and 45 days prior to the scheduled Termination Date, the Funds and Portfolios may, by written notice to the Agent, request that all Banks extend for an additional 364 days the scheduled Termination Date. The Agent shall deliver a copy of such notice to each Bank promptly following its receipt thereof. Such extension so requested shall become effective on the then-current scheduled Termination Date if (and only if) on or prior to 30 days after such notice, each Bank shall have consented to such extension in writing by notice to the Agent. If a Bank shall not respond to any such request, it shall be deemed to have refused to extend. The Agent shall promptly inform the Funds and Portfolios of each Bank's consent to or rejection of, or failure to consent to, any Termination Date extension request. If any Bank (a "Non-Extending Bank") shall not agree to such extension, but Banks holding at least 66% of the Commitments shall agree to such extension, the Funds and Portfolios may request one or more of the other Banks to purchase the Commitment of the Non-Extending Bank or, with the consent of the Agent, the Funds and Portfolios may request an Eligible Lender to purchase the Commitment of the Non-Extending Bank (any such Bank or Eligible Lender purchasing all or a portion of such Commitment being called a "Replacement Bank"). Any such purchase by a Replacement Bank shall be subject to the terms of
Section 13.8(b), except that the relevant Fund(s) and/or Portfolio(s) shall pay any cost related to breakage of existing Interest Periods or the cost of funding existing Loans for the remainder of existing Interest Periods.

         3.   INTEREST AND FEES.

              3.1  Interest.

              (a) Federal Funds Rate Loans. The unpaid principal amount of each Federal Funds Rate Loan shall bear interest prior to maturity at a rate per annum equal to the Federal Funds Rate in effect from time to time plus the Federal Funds Rate Margin. Accrued interest on each Federal Funds Rate Loan shall be payable on each Payment Date and at maturity.

              (b) Eurodollar Loans. The unpaid principal amount of each Eurodollar Loan shall bear interest prior to maturity at a rate per annum equal to the Interbank Rate (Reserve Adjusted) in effect for each Interest Period with respect to such Eurodollar Loan plus the Eurodollar Margin. Accrued interest on each Eurodollar Loan shall be payable on each Payment Date and at maturity.

              (c) Interest After Maturity. Each Fund and, in the case of a Fund comprised of Portfolios, each Fund on behalf of its Portfolios shall pay to the Banks interest on any amount of principal of any Loan borrowed on behalf of each such Fund or Portfolio which is not paid when due, whether at stated maturity, by acceleration or otherwise, accruing from and including the date such amount shall have become due to, but not including, the date of payment thereof in full at the rate per annum which is equal to the greater of (i) 2% in excess of the rate applicable to the unpaid principal amount immediately before it became due, or (ii) 2% in excess of the Reference Rate in effect from time to time. After maturity, accrued interest shall be payable on demand.

              3.2 Commitment Fee. The Funds and Portfolios shall collectively pay to the Banks a commitment fee equal to 0.07% per annum on the average daily unused portion of the Commitment Amount from time to time during the period from and including the date of this Agreement to, but not including, the earlier of the Termination Date or the date of termination of the Commitment Amount pursuant to Section 4.3 or 11.2. Such commitment fee shall be payable in arrears on each Payment Date and a pro-rated installment shall be payable on the Termination Date or the date of termination of the Commitments for any period then ending for which such commitment fee shall not have been theretofore paid. Notwithstanding the foregoing, the amount of the commitment fee shall be reduced pro rata in accordance with any termination, or reduction from time to time in the Commitment Amount. Each Fund or Portfolio, as the case may be, shall be liable only for its portion of the commitment fee, and such Fund or Portfolio shall not be liable for any portion of the commitment fee of any other Fund or Portfolio. The Funds shall notify the Agent at least two Banking Days in advance of a commitment fee Payment Date of the manner in which the fees to be paid on such Payment Date are to be allocated among the Funds and Portfolios.

              3.3 Method of Calculating Interest and Fees. Interest on each Loan shall be calculated on the basis of a year consisting of 360 days and paid for actual days elapsed, calculated as to each Interest Period from and including the first day thereof to, but not including, the last day thereof. Any fees shall be calculated on the basis of a year consisting of 360 days and paid for actual days elapsed.

         4. PAYMENTS, PREPAYMENTS, REDUCTION OR TERMINATION OF THE COMMITMENTS AND SETOFF.

              4.1 Place of Payment. All payments hereunder (including payments with respect to the Notes) shall be made without setoff or counterclaim and shall be made to the Agent in immediately available funds prior to 12:30 p.m., California time, on the date due at Bank of America, ABA No. 1210-0035-8, Agency Administration Services, #5596, Account No.122331-16136, Reference: Legg Mason, or at such other place or for such other account as may be designated by the Agent to the Funds and Portfolios in writing. Any payments received after such time shall be deemed received on the next Banking Day. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Subject to the definition of the term "Interest Period," whenever any payment to be made hereunder or under a Note shall be stated to be due on a date other than a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall be included in the calculation of interest or any fees.

              4.2  Prepayments.

              (a) Mandatory Prepayments. If at any time the outstanding principal balance of a Fund's or Portfolio's, as the case may be, Loans hereunder shall exceed the then-current Borrowing Base of such Fund or Portfolio, such Fund or Portfolio shall immediately prepay the outstanding principal amount of such Loans in an amount equal to such excess, subject to the indemnification provisions of Section 5.5.

              (b) Optional Prepayments. Each Fund or Portfolio, as the case may be, may from time to time, upon at least two (2) Banking Days' prior written or telephonic notice received by the Agent, prepay the principal of the Loans to such Fund or Portfolio in whole or in part, as contemplated by Section 2.1; provided, however, that any partial prepayment of principal shall be in a minimum amount of $100,000 or in an integral multiple of $100,000 in excess thereof, and provided further, that any prepayment of principal shall be subject to the indemnification provisions of
Section 5.5, but shall otherwise be without any premium or penalty. Such Fund or Portfolio shall promptly confirm any telephonic notice of prepayment in writing.

              4.3 Reduction or Termination of the Commitment Amount. The Funds and Portfolios may from time to time, upon at least 30 calendar days' prior written or telephonic notice given by or on behalf of the Funds and Portfolios and received by the Agent, permanently reduce the Commitment Amount, but only upon payment of the unpaid principal amount of the Loans, if any, in excess of the then-reduced amount of the Commitment Amount, plus (i) accrued interest to the date of such payment on the principal amount being repaid and (ii) any amount required to indemnify the Banks pursuant to Section 5.5 in respect of such payment. Any such reduction shall be in a minimum amount of $1,000,000 and in an integral multiple of $500,000 and shall be applied to each Bank according to its Pro Rata Share. The Funds and Portfolios may at any time on like notice terminate the Commitments upon payment in full of (a) the Loans, (b) accrued interest thereon to the date of such payment, (c) any amount required to indemnify the Banks pursuant to Section 5.5 in respect of such payment, and (d) any other liabilities of the Funds and Portfolios hereunder. The Funds and Portfolios shall promptly confirm any telephonic notice of reduction or termination of the Commitments in writing.

              4.4 Setoff. In addition to and not in limitation of all other rights and remedies (including other rights of setoff) that the Banks may have, a Bank shall, upon the occurrence of any Event of Default described in Section
11.1 or any Unmatured Event of Default described in Section 11.1(e), have the right to appropriate and apply to any payment of any and all Loans and other liabilities of a Fund or Portfolio hereunder (whether or not then due), in such order of application as such Bank may elect, any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or moneys of such Fund or Portfolio (and not any other Fund or Portfolio) then or thereafter with such Bank. A Bank shall promptly advise the relevant Fund or Portfolio and the Agent of any such setoff and application made with respect to the Fund or Portfolio, but failure to do so shall not affect the validity of such setoff and application.

              4.5 Borrowing Base. The borrowing base (the "Borrowing Base") of each Fund or Portfolio, as the case may be, as of any date shall be the amount shown on each Borrowing Base Certificate or Borrowing Certificate, if applicable, furnished from time to time with respect to such Fund or Portfolio.

              4.6  Payments by the Banks to the Agent.

              (a) Unless the Agent receives notice from a Bank at least one Banking Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the relevant Fund or Portfolio the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the relevant Fund or Portfolio on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the relevant Fund or Portfolio such amount, that Bank shall on the Banking Day following such Borrowing date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the Borrowing date for all purposes of this Agreement. If such amount is not made available to the Agent on the Banking Day following the Borrowing date, the Agent will notify the relevant Fund or Portfolio of such failure to fund, and upon demand by the Agent, the relevant Fund shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

              (b) The failure of any Bank to make any Loan on any Borrowing date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing date.

              4.7 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Agent of such fact and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to the purchasing Bank to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Each Fund and Portfolio agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off with respect to such participation) as fully as if such Bank were the direct creditor of the relevant Fund in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

         5.   ADDITIONAL PROVISIONS RELATING TO LOANS.

              5.1 Increased Cost. If, as a result of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof, or compliance by a Bank with any request or directive (whether or not having the force of law) from any court or governmental authority, agency or instrumentality:

              (a) any tax, duty or other charge with respect to any Loan, any Note, or such Bank's obligation to make Loans is imposed, modified or deemed applicable, or the basis of taxation of payments to such Bank of the principal of, or interest on, any Loan (other than taxes imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its principal office) is changed;

               (b) any reserve, special deposit, special assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Bank is imposed, modified or deemed applicable; or

               (c) any other condition affecting this Agreement or any Loan is imposed on such the Bank or the interbank eurodollar market,

and such Bank determines that, by reason thereof, the cost to such Bank of making or maintaining any Loan is increased, or the amount of any sum receivable by such Bank hereunder or under the Note in respect of any Loan is reduced, then each Fund and/or each Portfolio, as the case may be, whose Loan is affected by the foregoing shall pay to such Bank upon demand such additional amount or amounts as will compensate such Bank for such additional cost or reduction, not to exceed an amount or amounts reasonably incurred, upon presentation by such Bank of a statement in the amount or amounts and setting forth such Bank's calculation thereof (provided that such Bank has not been compensated for such additional cost or reduction in the calculation of the Eurocurrency Reserve Requirement). Determinations by a Bank for purposes of this Section 5.1 of the additional amounts required to compensate such Bank in respect of the foregoing shall be conclusive in the absence of manifest error. In determining such amounts, the relevant Bank may use any reasonable averaging, attribution and allocation methods.

              5.2 Deposits Unavailable or Interest Rate Unascertainable or Inadequate; Impracticability. If any Fund or Portfolio has any Eurodollar Loan outstanding or a Fund or Portfolio, as the case may be, has notified the Agent of its intention to borrow a Eurodollar Loan as provided herein, then in the event that, prior to any Interest Period, a Bank shall have determined in good faith (which determination shall be conclusive and binding on the parties hereto) that:

                   (i) deposits of the necessary amount for the relevant Interest Period are not available to such Bank in the interbank eurodollar market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the Interbank Rate applicable to such Interest Period; or

                   (ii) the Interbank Rate (Reserve Adjusted) will not adequately and fairly reflect the cost to such Bank of making or funding the Eurodollar Loans for such Interest Period; or

                   (iii) the making or funding of Eurodollar Loans has become impracticable as a result of any event occurring after the date of this Agreement which, in the opinion of such Bank, materially and adversely affects such Loans or such Bank's obligation to make such Loans, then (x) any notice of a new Eurodollar Loan previously given by or on behalf of any Fund or Portfolio, as the case may be, and not yet borrowed or converted shall be deemed to be a notice to make a Federal Funds Rate Loan, and (y) provided that such Fund or Portfolio has been notified of such determination by the relevant Bank, such Fund or Portfolio shall be obligated, at its election, either to prepay in full the outstanding Eurodollar Loans without any premium or penalty (except as provided in Section 5.5) on the last day of the then-current Interest Period with respect thereto or to convert any such Loans to Federal Funds Rate Loans on such last day, unless payment or conversion of such Loans is demanded sooner.

              5.3 Changes in Law Rendering Eurodollar Loans Unlawful. If at any time due to any new law, treaty or regulation, or any interpretation thereof by any governmental or other regulatory authority charged with the administration thereof, or for any other reason arising subsequent to the date hereof, it shall become unlawful for a Bank to fund any Eurodollar Loan, Eurodollar Loans shall not be made hereunder by such Bank for so long as it would be unlawful for such Bank to do so. If any such change shall make it unlawful for a Bank to continue any Eurodollar Loan previously made by it hereunder, each Fund or Portfolio having Eurodollar Loans outstanding at such time shall, after being notified by such Bank of the occurrence of such event, on the earlier of (i) the last day of the then-current Interest Period or (ii) if required by such law, regulation or interpretation, on such date as shall be specified in such notice, at such Fund's or Portfolio's option, either convert each such Eurodollar Loan to a Federal Funds Rate Loan or prepay such Loan to such Bank in full without any premium or penalty (but subject to Section 5.5).

              5.4 Discretion of the Bank as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Eurodollar Loans in any manner it sees fit; it being understood, however, that for purposes of this Agreement, all determinations hereunder shall be made as if such Bank had actually funded and maintained each

Eurodollar Loan during the Interest Period for such Loan through the purchase of deposits having a term corresponding to such Interest Period and bearing an interest rate equal to the Interbank Rate for such Interest Period (whether or not such Bank shall have granted any participations in such Eurodollar Loan). The Funds and Portfolios acknowledge that the Banks may fund all or any part of the Loans by sales of participations to various participants, provided such participants are banks.

              5.5 Funding Losses. Each Fund or Portfolio, as the case may be, will indemnify each Bank upon demand against any loss or expense which such Bank may sustain or incur (including, without limitation, any loss or expense sustained or incurred in obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan, but not including any loss or expense incurred as a result of such Bank's gross negligence or wilful misconduct) as a consequence of (i) any failure of any such Fund or Portfolio to make any payment when due of any amount due hereunder, (ii) any failure of any such Fund or Portfolio to borrow, continue or convert a Loan on a date specified therefor in a notice thereof or (iii) any payment (including any payment made pursuant to the Bank's demand for payment of the unpaid principal of the Loans), prepayment or conversion of any Loan on a date other than the last day of the Interest Period for such Loan. Other than the indemnification provided above, no premium or penalty shall be payable in connection with any of the circumstances described above.

              5.6 Capital Adequacy. If a Bank shall reasonably determine that the application or adoption of any law, rule, regulation, directive, interpretation, treaty or guideline regarding capital adequacy, or any change therein or in the interpretation or administration thereof, whether or not having the force of law (including, without limitation, application of changes to Regulation H and Regulation Y of the Federal Reserve Board issued by the Federal Reserve Board and regulations of the Comptroller of the Currency, Department of the Treasury, 12 CFR Part 3, Appendix A, issued by the Comptroller of the Currency), increases the amount of capital required or expected to be maintained by such Bank or any entity controlling such Bank, and such increase is based upon the existence of such Bank's obligations hereunder and other commitments of this type, then from time to time the relevant Fund(s) or Portfolio(s), as the case may be, shall pay to such Bank an amount equal to such amount or amounts as will compensate such Bank or such controlling entity, as the case may be, for such increased capital requirement within ten (10) Banking Days upon presentation of a certificate of such Bank setting forth the amount or amounts and the Bank's calculation thereof, which certificate shall be conclusive in the absence of manifest error. The determination of any amount or amounts to be paid under this Section 5.6 shall be based upon any reasonable averaging, attribution and allocation methods. In this connection, the relevant Bank shall allocate such amount or amounts among its customers in good faith to which such Bank has made loans of the type covered hereby and on an equitable basis. A certificate of a Bank setting forth the amount or amounts as shall be necessary to compensate the Bank and a calculation of such amount or amounts as specified in this Section 5.6 shall be delivered to such Fund or Portfolio and shall be conclusive in the absence of manifest error.

              5.7 Additional Provisions with respect to Federal Funds Rate Loan. The selection by a Fund or Portfolio of the Federal Funds Rate and the maintenance of advances at such rate shall be subject to the following additional terms and conditions:

                   (a) If, after a Fund or Portfolio has elected to borrow or maintain any Loan at the Federal Funds Rate, the Agent notifies such Fund or Portfolio that reasonable means do not exist for the Agent to determine the Federal Funds Rate, as determined by the Agent in its sole discretion, then the principal of the Loan subject to the Federal Funds Rate shall accrue or shall continue to accrue interest at the Reference Rate.

                   (b) If any treaty, statute, regulation or interpretation thereof, or any directive, guideline, or other requirement of a central bank or fiscal authority (whether or not having the force of law) shall prohibit the maintenance of any Loan subject to the Federal Funds Rate, then on and as of the date the prohibition becomes effective, the principal subject to that prohibition shall accrue or shall continue to accrue interest at the Reference Rate.

         6. WARRANTIES. To induce the Banks and the Agent to enter into this Agreement, grant the Commitments and to make the Loans, each Fund hereby warrants with respect to itself and, as may be relevant with respect to a Fund comprised of Portfolios, its respective Portfolios that:

              6.1 Existence. It is an open-end, management investment company within the meaning of the Act and is duly organized, validly existing and in good standing under the laws of the state of its organization. It is in good standing and is duly qualified to do business in each state where, because of the nature of its respective activities or properties, such qualification is required, except where the failure to be so qualified would not have a Material Adverse Effect. If it is a Fund comprised of Portfolios, each of its Portfolios is a series of shares of beneficial interest in, or common stock of, such Fund (which shares have been and will be duly authorized, validly issued, fully paid and non-assessable by such Fund) and legally constitutes a fund or portfolio permitted to be marketed to investors pursuant to the provisions of the Act.

              6.2 Authorization. It is duly authorized to execute and deliver this Agreement and its Notes and is and, so long as this Agreement shall remain in effect with respect to it, will continue to be duly authorized to borrow monies hereunder on its own behalf or, if it is a Fund comprised of one or more Portfolios, on behalf of each such Portfolio, and to perform its obligations under this Agreement and its Notes. The execution, delivery and performance by it of this Agreement and its Notes and the effecting of its Borrowings hereunder on its own behalf or, if it is a Fund comprised of Portfolios, on behalf of its respective Portfolios, do not and will not require any consent or approval of, or registration with, any governmental agency or authority.

              6.3 No Conflicts. The execution, delivery and performance by it of this Agreement and its Notes do not and, so long as this Agreement shall remain in effect with respect to it, will not (i) conflict with any provision of law, (ii) conflict with its constituent documents or, as applicable, its Trust Agreement, (iii) conflict with any agreement binding upon it, (iv) conflict with either its most recent prospectus or its most recent statement of additional information, (v) conflict with any court or administrative order or decree applicable to it or (vi) require, or result in, the creation or imposition of any Lien on any of its assets.

              6.4  Validity and Binding Effect. This Agreement is, and its
Notes when duly executed and delivered will be, a legal, valid and binding obligation of such Fund or Portfolio, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies. The claims of the Banks under its Notes for Borrowings hereunder will rank at least pari passu with the claims of all its other unsecured creditors, except those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application.

              6.5 No Default. It is not in default under any agreement or instrument to which it is a party or by which any of its respective properties or assets is bound or affected, which default might have a Material Adverse Effect. To the best of the Fund's knowledge, no Event of Default or Unmatured Event of Default with respect to it or, if it is comprised of Portfolios, its Portfolios, has occurred and is continuing.

              6.6 Financial Statements. Its most recent audited Statement of Assets and Liabilities and its most recent semi-annual asset statement, copies of which have been or will be furnished to the Agent and the Banks, have been prepared in conformity with GAAP applied on a basis consistent with that of the preceding Fiscal Year or period and present fairly its financial condition as at such dates and the results of its operations for the periods then ended, subject (in the case of the interim financial statement) to year-end audit adjustments. Since the date of its most recent Statement of Assets and Liabilities and such semi-annual asset statement, there has been no material adverse change in such financial condition or, if it is comprised of Portfolios, any of its Portfolios, except for fluctuations in value of its assets or the assets of such Portfolios due to market conditions and shareholder purchases and redemptions.

              6.7 Litigation. No claims, litigation, arbitration proceedings or governmental proceedings are pending or, to the best of its knowledge, threatened against or are affecting it or, if it is comprised of Portfolios, its Portfolios, the results of which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, except those referred to in a schedule furnished to the Agent and the Banks contemporaneously herewith and attached hereto as Exhibit D. Other than any liability incident to such claims, litigation or proceedings or provided for or disclosed in the financial statements referred to in Section 6.6 or listed on Exhibit E, neither such Fund nor any of its Portfolios, in the case of a Fund comprised of Portfolios, to the best of its knowledge, has any contingent liabilities which are material to it other than those incurred in the ordinary course of business.

              6.8 Liens. None of the property, revenues or assets of such Fund or any of its Portfolios, in the case of a Fund comprised of Portfolios, is subject to any Lien, except (i) Liens in favor of the Agent, if any, (ii) Liens for current Taxes not delinquent or Taxes being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained, (iii) Liens as are necessary in connection with a secured letter of credit opened by such Fund or Portfolio in connection with the Fund's or the Portfolio's trustees/directors' and officers' errors and omissions liability insurance policy, (iv) Liens in connection with advances of cash or securities made, or in connection with any taxes, charges, expenses, assessments, claims or liabilities incurred, by a Fund's or Portfolio's custodian and (v) Liens in connection with the payment of initial and variation margin in connection with authorized futures and options transactions and collateral arrangements with respect to options, futures contracts, options on futures contracts, when-issued or delayed delivery securities or other authorized investments or portfolio management techniques.

              6.9 Partnerships. Such Fund or Portfolio is not a partner or joint venturer in any partnership or joint venture.

              6.10 Purpose. The proceeds of the Loans will be used by such Fund or, if it is comprised of Portfolios, by its Portfolios, as may be designated in the relevant Borrowing Certificate, for short-term liquidity and other temporary emergency purposes, which purposes are permitted by such Fund's or Portfolio's prospectus and statement of additional information and the Act. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Federal Reserve Board Regulations G, T, U or X. Each such Fund acknowledges that Loans made to it or to it on behalf of its Portfolios, as the case may be, may be deemed by the Federal Reserve Board to be "purpose loans" under Regulation U because of such Fund's status as an investment company (or the functional equivalent thereof).

              6.11 Compliance. Such Fund or Portfolio is in compliance with all statutes and governmental rules and regulations, consents, orders and decrees applicable to it, including, without limitation, the Act, other than any statutes, governmental rules and regulations the non-compliance with which will not have a Material Adverse Effect on such Fund's or Portfolio's operations, assets or financial condition.

              6.12 Pension and Welfare Plans. Such Fund or Portfolio has not established or maintained, nor is it liable under or in respect of, any Plan.

              6.13 Taxes. Such Fund or Portfolio has filed all tax returns that are required to have been filed and has paid, or made adequate provisions for the payment of, all of its Taxes that are due and payable, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP have been maintained. Such Fund or Portfolio is not aware of any proposed assessment against it for additional Taxes (or any basis for any such assessment) which might be material in amount to it. Such Fund or Portfolio has complied with all requirements of the Code applicable to regulated investment companies so as to be relieved of federal income tax on net investment income and net capital gains distributed to shareholders of the Fund or Portfolio.

              6.14 Subsidiaries; Investments. Such Fund or Portfolio has no Subsidiaries and no equity investment or interest in any other Person other than portfolio securities which may have been acquired in the ordinary course of business.

              6.15 Full Disclosure. No representation or warranty contained in this Agreement or in any other document or instrument furnished to the Agent and the Banks in connection herewith contains any untrue statement of any material fact as of the date when made or omits to state any material fact necessary to make the statements herein or therein not misleading as of the date when made.

              6.16 Investment Policies. The assets of such Fund or Portfolio are being invested in accordance with the investment policies and restrictions set forth in each of its most recent prospectus and its most recent statement of additional information, except for incidents of inadvertent non-compliance therewith which will not, individually or in the aggregate, have a Material Adverse Effect on the Fund's or Portfolio's business or financial condition.

         7. COVENANTS. From the date of this Agreement and thereafter until the expiration or termination of the Commitments and until its Note or Notes and other liabilities are paid in full, each Fund agrees with respect to itself and, if it is comprised of Portfolios, its Portfolios, that, unless the Majority Banks shall otherwise expressly consent in writing:

              7.1 Financial Statements and Other Reports. Subject to the last sentence of this Section 7.1, to furnish to the Agent, with sufficient copies for each Bank:

                   (a) Audit Reports. As soon as available and in any event within 60 days after each of its Fiscal Years, a copy of its annual audited Statement of Assets and Liabilities, including a statement of investments, prepared in conformity with GAAP and certified by an independent certified public accountant who shall be satisfactory to the Majority Banks, together with a certificate from such accountant (i) acknowledging to the Agent such accountant's understanding that the Agent and the Banks are relying on such Statement of

         Assets and Liabilities, (ii) containing a computation of, and showing compliance with, the financial ratio contained in Section 7.13 and
         (iii) to the effect that, in making the examination necessary for the signing of such Statement of Assets and Liabilities, such accountant has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing, or if such accountant has become aware of any such event, describing it and the steps, if any, being taken to cure it;

                   (b) Semi-Annual Asset Statements. Within 60 days after the end of the first six months of its Fiscal Year, a copy of its published semi-annual asset statement, prepared in conformity with GAAP;

                   (c) Borrowing Base Certificate. In addition to each Borrowing Certificate provided pursuant to Section 2.3, not later than 7 days after the end of each calendar quarter, or at any other time reasonably requested by the Agent, a certificate of a designated officer of its Adviser, acting on its behalf, in the form set forth as Exhibit F hereto (a "Borrowing Base Certificate"), certifying, as of the end of such quarter, as to the current Borrowing Base of it or, if it is comprised of Portfolios, each of its Portfolios to which Loans were made during such quarter or are outstanding at the end of such quarter, and showing all calculations used in determining such amounts;

                   (d) Officer's Certificate. Within 15 days after the end of each calendar quarter during which a Loan was outstanding at the end of such quarter, a certificate of a designated officer of the borrowing Fund's or Portfolio's Adviser, acting on such Fund's or Portfolio's behalf, certifying to the effect that, to the best of such Adviser's knowledge, no Event of Default or Unmatured Event of Default has occurred and is continuing and containing a computation of, and showing compliance with, the financial ratio contained in Section 7.13;

                   (e) Securities and Exchange Commission and Other Reports. Copies of each filing and report made by it with or to any securities exchange or the Securities and Exchange Commission (other than any filing or report not sent to investors) and of each communication (other than marketing and other non-financial communications sent in the ordinary course of business) from it to investors generally, promptly upon the filing or making thereof; and

                   (f) Requested Information. Promptly from time to time such other reports or information as the Agent or any Bank may reasonably request, including, without limitation, those required pursuant to
         Section 8.5.

         Notwithstanding the foregoing, such Fund or Portfolio may fulfill its obligations to the Agent and the Banks under paragraphs (a), (b) and (e) of this
Section 7.1 by providing to the Agent (with copies sufficient for each Bank) (without duplication) each report, statement, mailing and distribution (other than transaction confirmations and dividend statements) sent to shareholders of such Fund or Portfolio, including all statements of additional information, for which the Agent and the Banks shall be deemed to have made specific requests.

              7.2 Notices. Notify the Agent in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, stating the steps being taken by the Person(s) affected with respect thereto:

                   (a) Default. The occurrence of an Event of Default or an Unmatured Event of Default;

                   (b) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

                   (c) Judgment. The entry of any judgment or decree against such Fund or Portfolio if the aggregate amount of all judgments and decrees then outstanding against such Fund or Portfolio exceeds $1,000,000 or, if less, 1% of the Fund's or Portfolio's assets, after deducting (i) the amount with respect to which such Fund or Portfolio is insured and with respect to which the insurer has assumed responsibility in writing, and (ii) the amount for which such Fund or Portfolio is otherwise indemnified if the terms of such indemnification and the Person providing such indemnification are satisfactory to the Majority Banks;

                   (d) Pricing Service Information. The occurrence of any change in the pricing services utilized by such Fund or Portfolio as referred to in the definition of "Total Assets";

                   (e) Name Changes. The occurrence of a change of name (whether of its legal name or a "d/b/a" designation) of such Fund or, if it is comprised of Portfolios, any of its Portfolios. The Fund or, if it is a Fund comprised of Portfolios, the Fund, on behalf of the affected Portfolio(s), shall promptly execute and deliver to each Bank a new Note executed in its new name, together with such other documents in connection therewith as the Bank shall reasonably request;

                   (f) Other Changes. Upon becoming aware of any potential change of such Fund's or Portfolio's Adviser or distributor or the appointment of any sub-adviser or any Person acting in a similar capacity to an Adviser (and in any event not later than 30 days prior to the time as the board of trustees or directors of such Fund is to consider approval of such change or appointment or otherwise determines to recommend such change or appointment (if necessary) to its shareholders for their approval) and, not later than 30 days prior to the occurrence of any change of such Fund's or Portfolio's custodian, independent accountant, sponsor or administrator, notice thereof; provided that a mailing to shareholders with respect to any of the foregoing shall not be deemed to be sufficient notice hereunder; and provided further, that if, in the good faith judgment of the Majority Banks such proposed change will result or has resulted in a change in the Majority Banks' analysis of the creditworthiness of such Fund or Portfolio or, in the case of any such proposed change of such Fund's or Portfolio's Adviser or if a new Adviser, any sub-adviser or any other Person acting in a similar capacity to an Adviser is appointed, such Adviser, new Adviser, sub-adviser or other Person fails to provide the Banks with a letter in the form of Exhibit H, then the Banks may terminate their Commitments to lend to such Fund or Portfolio hereunder upon giving 30 days' notice to such Fund or Portfolio, and at the end of such 30-day period, all Loans outstanding to such Fund or Portfolio shall become immediately due and payable; and

                   (g) Other Events. The occurrence of such other events as the Agent may from time to time reasonably specify.

              7.3 Existence. Except as specified in Section 7.12(a), maintain and preserve its existence as a registered investment company and, if it is comprised of Portfolios, the respective existence of each Portfolio as a "series" within the meaning of the Act, and maintain and preserve all rights, privileges, licenses, copyrights, trademarks, trade names, franchises and other authority to the extent material and necessary for the conduct of its business in the ordinary course as conducted from time to time, unless such Fund or Portfolio has no Loans outstanding and has irrevocably notified the Agent that it shall not request any Loans hereunder.

              7.4 Nature of Business. (a) Continue in, and limit its operations to, the business of an open-end, management investment company, within the meaning of the Act, and (b) maintain in full force and effect at all times all governmental licenses, registrations, permits and approvals necessary for the continued conduct of its business, including, without limitation, its registration with the Securities and Exchange Commission under the Act as an open-end diversified investment company, unless in the case of this clause (b) only the failure to do so would not have a Material Adverse Effect.

              7.5 Books, Records and Access. Maintain complete and accurate books and records in which full and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to such Fund's or Portfolio's business and activities; upon reasonable notice, permit access by the Agent and the Banks to its books and records during normal business hours and permit the Agent or a Bank, as the case may be, to make copies of such books and records; provided, however, that neither the Agent nor the Banks shall have access to the shareholder lists of the Fund and, as the case may be, its Portfolios.

              7.6 Insurance. Maintain in full force and effect insurance to such extent and against such liabilities as is commonly maintained by companies similarly situated, including, but not limited to (i) such fidelity bond coverage as shall be required by Rule 17g-1 promulgated under the Act or any similar or successor provision and (ii) errors and omissions, director and officer liability, and other insurance against such risks and in such amounts (and with such co-insurance and deductibles) as is usually carried by other companies of established reputation engaged in the same or similar businesses and similarly situated.

              7.7  Dividends. Not declare or pay any dividends, except for
(i) dividends not in excess of such Fund's or Portfolio's undistributed net investment income, net short-term capital gains and net gains from foreign currency transactions; (ii) annual dividends not in excess of such Fund's or Portfolio's net realized capital gains for each year in respect of which such annual dividend is declared or paid; and (iii) any other dividends necessary to reduce or eliminate any liability of the Fund or the Portfolio for federal, state, local or foreign income or excise taxes; provided, however, that dividends declared in good faith, but later recharacterized as a return of capital due to foreign currency transactions or other unforeseeable events, shall not be deemed in violation of this section.

              7.8  Investment Policies and Restrictions.

                   (a) Without prior written notice to the Agent of at least 30 days (which notice the Agent shall communicate to the Banks promptly following the receipt thereof), rescind, amend or modify any investment policy described as "fundamental" in any prospectus or any registration statement(s) that may be on file with the Securities and Exchange Commission with respect thereto (collectively herein, a "proposed change"). If, in the judgment of the Majority Banks, such proposed change will result in a change in such Banks' analysis of the creditworthiness of such Fund or Portfolio, and if such proposed change is implemented with respect to such Fund or Portfolio, the Commitments to such Fund or Portfolio shall, as of the time such fundamental change is implemented, terminate, and all Loans outstanding from the Banks to such Fund or Portfolio, as well as all other amounts owing to the Banks from such Fund or Portfolio, shall thereupon become immediately due and payable.

                   (b) Except in the case of a "fundamental" investment policy (which, as contemplated by subparagraph (a) above, requires prior notice), notify the Agent within 30 days after rescinding, amending or modifying any of the investment restrictions as set forth in Exhibit G hereto with respect to it or, if it is comprised of Portfolios, any of its Portfolios.

                   (c) Any notice to the Agent pursuant to this Section 7.8 shall be given in writing pursuant to the procedures described in the last sentence of Section 7.1.

              7.9 Taxes. Pay when due all of its Taxes, unless and only to the extent that such Taxes are being contested in good faith and by appropriate proceedings and such Fund or Portfolio shall have set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP. Such Fund or Portfolio shall at all times comply with all requirements of the Code applicable to regulated investment companies, to such effect as not to be subject to federal income taxes on net investment income and net capital gains distributed to its shareholders.

              7.10 Compliance. Comply with all statutes and governmental rules and regulations applicable to it, including, without limitation, the Act, except were non-compliance with any such statute, rule or regulation could not be reasonably expected to have a Material Adverse Effect.

              7.11 Pension Plans. Not enter into, or incur any liability relating to, any Plan.

              7.12 Merger, Purchase and Sale.  Not:

         (a) be a party to any merger or consolidation; provided, however, that any Fund or Portfolio can merge or consolidate with any other Person in accordance with 17 C.F.R. ss. 270.17a-8 if (i) such merger or consolidation complies in all respects with the requirements of 17 C.F.R. ss. 270.17a-8 and all rules promulgated in connection therewith, (ii) the surviving entity assumes all of the obligations to the Agent and the Banks of the merging or consolidating Funds and/or Portfolios prior to such merger or consolidation and
(iii) in the judgment of all the Banks the financial condition and investment policies and restrictions of the surviving entity are not fundamentally different from those of the merging or consolidating Funds and/or Portfolios prior to such merger or consolidation;

         (b) except as permitted by Section 7.12(a) and except for sales or other dispositions of portfolio securities in the ordinary course of its business, sell, transfer, convey, lease or otherwise dispose of all or any substantial part of its assets; or

         (c) except as permitted by Section 7.12(a), purchase or otherwise acquire all or substantially all the assets of any Person without the review and consent thereto of the Banks, which consent shall not be unreasonably withheld.

         For purposes of this Section 7.12 only, (i) a sale, transfer, conveyance, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of any Fund or Portfolio only if the value of such assets, when added to the value of all other assets sold, transferred, conveyed, leased or otherwise disposed of by such Fund or Portfolio (other than in the normal course of business and a redemption in kind made pursuant to 17 C.F.R. ss. 270.18f-1) during the same Fiscal Year, exceeds 15% of such Fund's or Portfolio's Total Assets determined as of the end of the immediately preceding Fiscal Year and (ii) a redemption in kind of securities made pursuant to 17 C.F.R. ss. 270.18f-1 shall not be deemed to be a transaction covered by this
Section 7.12.

              7.13 Asset Coverage Ratio. Not at any time permit its Asset Coverage Ratio or, if it is comprised of Portfolios, the Asset Coverage Ratio of each of its Portfolios, to be less than 4 to 1 or such other more restrictive ratio as may be set forth in any prospectus or statement of additional information with respect to such Fund or Portfolio.

              7.14 Liens. Not create or permit to exist any Lien with respect to any property, revenues or assets now owned or hereafter acquired, except (i) Liens in favor of the Agent and the Banks, if any, (ii) Liens for current Taxes not delinquent or Taxes being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained, (iii) Liens as are necessary in connection with a secured letter of credit opened by such Fund or Portfolio in connection with the Fund's or the Portfolio's trustees/directors' errors and omissions liability insurance policy and (iv) Liens in connection with futures and options transactions and collateral arrangements with respect to options, futures contracts, options on futures contracts, when-issued or delayed delivery securities or other investments or portfolio management techniques authorized by its prospectus..

              7.15 Guaranties. Not become or be a guarantor or surety of, or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to, any undertaking of any other Person, except for the endorsement, in the ordinary course of collection, of instruments payable to it or its order.

              7.16 Other Agreements. Not enter into any agreement containing any provision that would be violated or breached by such Fund's or Portfolio's performance of its obligations hereunder or under any instrument or document delivered or to be delivered by such Fund or Portfolio hereunder or in connection herewith.

              7.17 Transactions with Related Parties. Not enter into or be a party to any transaction or arrangement, including, without limitation, the purchase, sale, lease or exchange of property or the rendering of any service, with any Related Party, except in the ordinary course of and pursuant to the reasonable requirements of such Fund's or Portfolio's business and upon fair and reasonable terms no less favorable to such Fund or Portfolio than would be obtainable in a comparable arm's-length transaction with a Person not a Related Party; provided, however, that a transaction or arrangement that does not violate the Act and the regulations of the Securities and Exchange Commission thereunder shall be deemed to be in compliance with this Section 7.17.

              7.18 Payment of Management Fees. At any time that (x) an Event of Default or an Unmatured Event of Default shall have occurred and be continuing with respect to such Fund or Portfolio and (y) Loans are outstanding with respect to such Fund or Portfolio, not pay, or cause to be paid, any management or advisory fees of any type in respect of such Fund or Portfolio to its Adviser, whether pursuant to the terms of an investment advisory agreement or not; provided, however, that notwithstanding the foregoing, such Fund or Portfolio shall not be prohibited to record on its financial statement accruals with respect to such management or advisory fees.

              7.19 Other Indebtedness. Not incur or permit to exist any Indebtedness, other than (i) the Loans, (ii) other Indebtedness payable to the Banks and (iii) reverse repurchase transactions in an amount not exceeding that permitted by the Fund's or Portfolio's investment restrictions.

              7.20 Changes to Trust Agreement, etc. Not make or permit to be made any material changes to its Trust Agreement or constituent documents, as the case may be, without the prior written consent of the Majority Banks.

              7.21 Violation of Investment Restrictions, etc. Not violate or take any action which would result in a violation of any of the investment restrictions or fundamental investment policies of such Fund or the Portfolios of such Fund as from time to time in effect, except for such inadvertent violations as would not, individually or in the aggregate, have a Material Adverse Effect upon the financial condition or business of such Fund or Portfolio.

              7.22 Proceeds of Loans. To utilize the proceeds of each Loan made to it in strict accordance with the designated usage for such Loan as set forth in the Borrowing Certificate with respect to such Loan.

         8. CONDITIONS PRECEDENT TO ALL LOANS. The obligation of the Banks to make any Loan to a Fund or, in the case of a Fund comprised of Portfolios, a Portfolio, or, in the case of Section 2.4, to continue or convert any Eurodollar Loan to any Fund or Portfolio into a subsequent Interest Period, is subject to the satisfaction of each of the following conditions precedent:

              8.1 Notice. The Agent shall have received timely notice of such Loan in accordance with Section 2.3 or 2.4, as applicable.

              8.2 Default. Before and after giving effect to such Loan, no Event of Default or Unmatured Event of Default shall have occurred and be continuing with respect to such Fund or Portfolio.

              8.3 Warranties. Before and after giving effect to such Loan, the warranties in Section 6 (other than the warranty in Section 6.7) shall be true and correct as though made on the date of such Loan, except for such changes as are specifically permitted hereunder.

              8.4 Certification. Each request for a Loan shall be deemed to be a certification that the conditions precedent set out in Sections 8.2 and 8.3 have been satisfied.

              8.5 Form U-1. Each Fund and, in the case of a Fund comprised of Portfolios, each Portfolio of such Fund, shall have executed and delivered to the Agent a Form U-1 required under Regulation U of the Federal Reserve Board, in form and substance satisfactory to the Agent (including, without limitation, disclosures on such form as if Loans to be made to such Fund or Portfolio were "purpose loans" secured indirectly by margin stock, all as more fully set forth in Regulation U), and shall have executed, delivered and/or provided any and all other certifications and/or information reasonably requested by the Agent in connection therewith, including updates of information required in connection therewith.

              8.6 Borrowing Certificate. The Agent shall have received a Borrowing request from such Fund or, in the case of a Fund comprised of Portfolios, the relevant Portfolio as contemplated by Section 2.3.

              8.7 Minimum Net Asset Value. The Net Asset Value of such Fund or Portfolio at the time of a Borrowing request shall be at least $10,000,000.

         9. CONDITIONS PRECEDENT TO INITIAL LOANS. This Agreement shall take effect from the later of February 20, 1998 and the first day that the Agent shall have received counterparts hereof signed by each of the parties hereto. The obligation of the Banks to make the initial Loans hereunder is subject to the satisfaction of the conditions precedent, in addition to the applicable conditions precedent set forth in Section 8 above, each Fund or Portfolio, as the case may be, shall have delivered to the Agent all of the following, each duly executed and dated the date of the initial Loan or such earlier date as is satisfactory to the Agent and in form and substance satisfactory to the Agent and its counsel:

              9.1  Note. Its Notes in favor of each Bank.

              9.2 Resolutions. A copy, duly certified by the secretary or an assistant secretary of such Fund or Portfolio, of (i) the resolutions of such Fund's or Portfolio's trustees or directors authorizing or ratifying the execution and delivery of this Agreement and such Fund's Notes or, in the case of a Fund comprised of one or more Portfolios, the Notes of each such Portfolio, and authorizing the Borrowings hereunder, (ii) all documents evidencing other necessary trust or corporate action, as the case may be, and (iii) all approvals or consents, if any, with respect to this Agreement and the aforesaid Note(s).

              9.3 Incumbency Certificate. A certificate of the secretary or an assistant secretary of such Fund certifying the names of the Fund's officers and/or other persons authorized to sign this Agreement, the Notes of such Fund or, as appropriate, such Fund's Portfolio(s), and all other documents or certificates to be delivered hereunder, together with the true signatures of such officers.

              9.4 Opinion. An opinion of counsel to such Fund or Portfolio, addressed to the Agent and the Banks, substantially in the form of Exhibit I.

              9.5 Net Asset Value Certificate. A certificate of the net asset value of such Fund and, if the Fund is comprised of Portfolios, the Portfolio on whose behalf the Loan is being made.

              9.6 Consent of Investment Adviser. A letter from the Fund's or Portfolio's Adviser addressed to the Agent and the Banks, substantially in the form of Exhibit H.

         10.  ADDITION OF NEW PARTIES.

              10.1 New Parties. Subject to the prior consent of each of the Banks, which may be granted or withheld in its sole discretion, one or more Funds or Portfolios may become parties hereunder by delivering to the Agent a notice in the form of Exhibit C and such other documentation and financial information with respect to such Fund or Portfolio as the Banks may request.

         11.  EVENTS OF DEFAULT AND REMEDIES.

              11.1 Events of Default. Each of the following shall constitute an Event of Default with respect to a Fund or Portfolio, as the case may be, under this Agreement (it being understood that an Event of Default with respect to a Fund or Portfolio, as the case may be, shall not constitute an Event of Default with respect to any other Fund or other Portfolio of that Fund):

                   (a) Non-Payment. Default in the payment when due of any principal of, or interest on, any Loan made to such Fund or Portfolio, as the case may be, or any fee hereunder payable by such Fund or Portfolio, as the case may be.

                   (b) Non-Payment of Other Indebtedness. Default in the payment when due, whether by acceleration or otherwise (subject to any applicable grace period), of any Indebtedness of, or guaranteed by, such Fund or Portfolio, as the case may be, in excess of 5% of such Fund's or Portfolio's, as the case may be, then respective total Net Asset Value.

                   (c) Acceleration of Other Indebtedness. Any event or condition shall occur that results in the acceleration of the maturity of any Indebtedness of, or guaranteed by, such Fund or Portfolio, as the case may be, or enables the holder or holders of such other Indebtedness or any trustee or agent for such holders (any required notice of default having been given and any applicable grace period having expired) to accelerate the maturity of such other Indebtedness in excess of 5% of such Fund's or Portfolio's, as the case may be, then respective total Net Asset Value.

                   (d) Other Obligations. Default in the payment when due, whether by acceleration or otherwise, or in the performance or observance (subject to applicable grace periods, if any) of (i) any obligation or agreement of such Fund or Portfolio, as the case may be, to or with the Agent or any Bank (other than any obligation or agreement of such Fund or Portfolio hereunder or under such Fund's or Portfolio's Note), or (ii) any material obligation or agreement of such Fund or Portfolio, as the case may be, to or with any other Person, except only to the extent that the existence of any such default is being contested by such Fund or Portfolio, as the case may be, in good faith and by appropriate proceedings and such Fund or Portfolio, as the case may be, shall have set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP.

                   (e) Insolvency. The Fund or Portfolio, as the case may be, becomes insolvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they mature, or applies for, consents to or acquiesces in, the appointment of a trustee, receiver or other custodian for such Fund or Portfolio, as the case may be, or for a substantial part of its property, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for such Fund or Portfolio, as the case may be, or for a substantial part of the property of such Fund or Portfolio, as the case may be, and is not discharged within 30 days; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against such Fund or Portfolio, as the case may be, and, if instituted against such Fund or Portfolio, as the case may be, is consented to or acquiesced in by such Fund or Portfolio, as the case may be, or remains for 30 days undismissed; or any warrant of attachment or similar legal process is issued against any substantial part of the property of such Fund or Portfolio, as the case may be, which is not released within 30 days of service.

                   (f) Agreements. Such Fund or Portfolio, as the case may be, shall (i) default in the performance of its agreement under Section
         7.13 or (ii) default in the performance of its other agreements herein set forth (and not constituting an Event of Default under any of the other subsections of this Section 11.1), and such default shall continue for 30 days (or 3 days in the case of such Fund's or Portfolio's, as the case may be, agreement contained in the last sentence of the definition of "Total Assets") after notice thereof to such Fund or Portfolio, as the case may be, from the Agent or a Bank.

                   (g) Warranty. Any warranty made by such Fund or Portfolio, as the case may be, herein, or in any schedule, statement, report, notice, certificate or other writing furnished by such Fund or Portfolio, as the case may be, on or as of the date as of which the facts set forth therein are stated or certified, is untrue or misleading in any material respect when made or deemed made; or any certification made or deemed made by such Fund or Portfolio, as the case may be, to the Agent and the Banks is untrue or misleading in any material respect on or as of the date made or deemed made.

                   (h) Litigation. There shall be entered against such Fund or Portfolio, as the case may be, one or more judgments or decrees in excess of $1,000,000.00 in the aggregate at any one time outstanding, excluding those judgments or decrees (i) that shall have been stayed or discharged less than 30 calendar days from the entry thereof and (ii) those judgments and decrees for and to the extent which such Fund or Portfolio, as the case may be, is insured and with respect to which the insurer has assumed responsibility in writing or for and to the extent which such Fund or Portfolio, as the case may be, is otherwise indemnified if the terms of such indemnification and the Person providing such indemnification are satisfactory to the Majority Banks.

                   (i) Material Adverse Change. The Majority Banks shall have determined in good faith that a Material Adverse Change has occurred.

                   (j) Investment Company Act. Such Fund or Portfolio, as the case may be, shall no longer be in compliance with the Act after giving effect to all notice and cure periods thereunder where such non-compliance or lack of good standing would have a Material Adverse Effect upon the financial condition or business of such Fund or Portfolio, as the case may be.

                   (k) Investment Advisor; Custodian. Such Fund's or Portfolio's, as the case may be, Adviser shall cease to be an investment advisor of such Fund, or State Street Bank and Trust Company shall cease to be the custodian of such Fund's or Portfolio's assets; provided, however, that, it shall be an Event of Default if, in the case of Bartlett Europe Fund only, State Street Bank and Trust Company shall cease to be the custodian of its domestic assets or The Chase Manhattan Bank shall cease to be the sub-custodian of its foreign assets.

                   (l) Investment Restrictions; Investment Policies. Such Fund or Portfolio, as the case may be, shall violate or take any action that would result in a violation of any of the investment restrictions or fundamental investment policies of such Fund or Portfolio as from time to time in effect where such violation would have a Material Adverse Effect upon such Fund or Portfolio.

              11.2 Remedies. If any Event of Default described in Section 11.1 shall have occurred and be continuing, the Agent may, and following the direction of the

Majority Banks shall, declare the Commitments to be terminated with respect to the applicable Fund or Portfolio, as the case may be, and such Fund's or Portfolio's, as the case may be, obligations under its Notes to be due and payable, whereupon the Commitments shall immediately terminate with respect to such Fund or Portfolio, as the case may be, and such Fund's or Portfolio's, as the case may be, Notes shall become immediately due and payable, all without advance notice of any kind (except that if an event described in Section 11.1(e) occurs, the Commitments shall immediately terminate with respect to such Fund or Portfolio, as the case may be, and the obligations under the Notes with respect to such Fund or Portfolio, as the case may be, shall become immediately due and payable without declaration or advance notice of any kind). The Agent shall promptly advise such Fund or Portfolio, as the case may be, of any such declaration, but failure to do so shall not impair the effect of such declaration. If an Event of Default shall have occurred, the Agent may exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks against such Fund or Portfolio under the Credit Documents or applicable law.

         12.  THE AGENT

              12.1 Appointment and Authorization. Each Bank hereby irrevocably (subject to Section 12.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Credit Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Agent.

              12.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

              12.3 Liability of Agent. None of the Agent-Related Persons shall
(i) be liable to the Banks for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by a Fund or Portfolio or any officer or agent thereof contained in this Agreement or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or for any failure of a Fund or Portfolio or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in or conditions of this Agreement or any other Credit Document or to inspect the properties, books or records of a Fund or Portfolio.

              12.4 Reliance by Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement, or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Funds), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate, and if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action (other than liability or expense arising from its gross negligence or willful misconduct). The Agent shall in all cases be fully protected from any claim by any Bank in acting, or in refraining from acting, under this Agreement or any other Credit Document in accordance with a request or consent of the Majority Banks and such request, and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

                  (b) For purposes of determining compliance with the conditions specified in Section 9, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted, or be satisfied with each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to, approved by, acceptable or satisfactory to the Bank.

              12.5 Notice of Event of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or a Fund referring to this Agreement, describing such Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Event of Default as may be requested by the Majority Banks in accordance with Section 11.2; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Banks.

              12.6 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Funds and the Portfolios, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of the Funds and the Portfolios, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Funds and the Portfolios hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of the Funds and the Portfolios. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition, or creditworthiness of the Funds and the Portfolios which may come into the possession of any of the Agent-Related Persons.

              12.7 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Funds and without limiting the obligation of the Funds to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Funds; provided that the obligations of the Banks to pay or reimburse BofA for Attorney Costs incurred in the preparation and delivery of this Agreement and the other Credit Documents delivered in connection with the Closing shall not exceed $25,000. The undertaking in this Section shall survive the payment of all obligations hereunder and under the Notes and the resignation or replacement of the Agent.

              12.8 Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Funds, the Portfolios and their Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Funds, the Portfolios or their Affiliates (including information that may be subject to confidentiality obligations in favor of the Funds, the Portfolios or their Affiliates) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" include BofA in its individual capacity.

              12.9 Successor Agent. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks, the Funds and the Portfolios. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks, which successor agent shall be subject to approval by the Funds and the Portfolios. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks, the Funds and the Portfolios, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent, and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 12 and Sections 13.3 and 13.4 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective, the Banks shall perform all of the duties of the Agent hereunder and the Funds and Portfolios shall make any payments otherwise required to be made by them hereunder to the Agent to the Banks directly until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

         13.  GENERAL.

              13.1 Waiver and Amendments. No failure or delay on the part of the Banks in the exercise of any power or right, and no course of dealing between any Fund or Portfolio and the Banks, shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. The remedies provided for herein are cumulative and not exclusive of any remedies which may be available to the Banks at law or in equity. No notice to or demand on a Fund or Portfolio not required hereunder or under such Fund's or Portfolio's Notes shall in any event entitle such Fund or Portfolio to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Banks to any other or further action in any circumstances without notice or demand. No amendment or waiver of any provision of any Credit Document, and no consent with respect to any departure by a Fund or Portfolio therefrom, shall be effective unless the same shall be in writing and adopted by the Majority Banks and each Fund and Portfolio, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall, unless in writing and signed by each Bank, do any of the following:

                  (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 11.2),

                  (b) postpone or delay any date fixed by any Credit Document for any payment of principal of or interest on the Loans or any fees or other amounts in connection therewith,

                  (c)  reduce the principal of or interest on any Loan,

                  (d) reduce any fees or other amounts payable to any of the Bank under any Credit Document, or

                  (e) amend the definition of "Majority Banks" or any provision of this Section 13.1;

and provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all Banks, as the case may be, affect the rights or duties of the Agent under any Credit Document.

                  13.2 Notices. Except as otherwise expressly provided herein, any notice hereunder to each Fund or Portfolio, the Agent or the Banks shall be in writing (including telegraphic or telecopy communication) and shall be given to the intended recipient at its address or telecopier number set forth on
Schedule II hereto or at such other address or telecopier number as such Person may, by written notice, designate as its address or telecopier number for purposes of notice hereunder. All such notices shall be deemed to be given when transmitted by telecopier, delivered to the telegraph office, personally delivered or, in the case of a mailed notice, when sent by registered or certified mail, postage prepaid, in each case addressed as specified in this
Section 13.2; provided, however, that notices to the Agent under Sections 1.1 (definition of the term "Termination Date"), 2.3, 2.4, 4.2 and 4.3 shall not be effective until actually received by the Agent.

              13.3 Expenses. Subject to the provisions of Section 2.6, each Fund and Portfolio shall:

         (i) whether or not any Loan is made hereunder, pay or reimburse BofA (including in its capacity as Agent) within five Banking Days after demand for all reasonable costs and expenses incurred by BofA (including in its capacity as Agent) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Credit Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Agent) with respect thereto; provided, however, that notwithstanding the foregoing, the obligations of the Funds and Portfolios to pay or reimburse BofA for Attorney Costs incurred in the preparation and delivery of this Agreement and the other Credit Documents delivered in connection with the Closing shall not exceed $25,000.

         (ii) pay or reimburse the Agent, the Arranger and each Bank within five Banking Days after demand for all costs and expenses (including reasonable Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Credit Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans and including in any insolvency proceeding or appellate proceeding).

         13.4     Funds Indemnification.

         (a) Subject to the provisions of Section 2.6, whether or not the transactions contemplated hereby are consummated, the Funds and Portfolios shall indemnify and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person"), harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that (i) no Fund or Portfolio shall have an obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person and (ii) each Fund and Portfolio shall be liable only for its portion of the Indemnified Liabilities and such Fund or Portfolio shall not be liable for any portion of the Indemnified Liabilities of any other Fund or Portfolio. The Funds shall from time to time notify the Agent of the manner in which the Indemnified Liabilities are to be allocated among the Funds and Portfolios.

         (b) Promptly after receipt by an Indemnified Person under subsection
(a) above of notice of the commencement of any action, such Indemnified Person shall, if a claim in respect thereof is to be made against a Fund or Portfolio under such subsection, promptly notify such Fund or Portfolio in writing of the commencement thereof, but the omission so to notify such Fund or Portfolio shall not relieve it from any liability which it may have to any Indemnified Person otherwise than under such subsection. In case any such action shall be brought against any Indemnified Person and it shall notify the relevant Fund or Portfolio of the commencement thereof, the indemnifying Fund or Portfolio shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Fund or Portfolio similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person (who shall not, except with the consent of the Indemnified Person, be counsel to the indemnifying Fund(s) or Portfolio(s)), and, upon such assumption, the indemnifying Fund(s) and/or Portfolio(s) shall no longer be responsible for the Attorney Costs of counsel retained by such Indemnified Person; provided that in no event shall any settlement or compromise of any such claims, actions or demands be made without the consent of the Indemnified Person, the consent of which shall not be unreasonably withheld.

         (c) The agreements in this Section 13.4 shall survive payment of all other obligations of the Funds and Portfolios hereunder and under the Notes.

                  13.5 Information. The Agent and the Banks agree not to disclose without the prior consent of any Fund or Portfolio any information with respect to such Fund or Portfolio which is furnished pursuant to this Agreement and which is designated by or on behalf of the Fund or Portfolio as confidential, except that the Agent or any Bank may disclose any such information (a) as has become generally available to the public other than by breach of this Section 13.5, (b) as may be required by law or legal process, (c) to examiners and regulatory agencies having jurisdiction over the Agent or any Bank and (d) to potential participants and assignees, provided that any such participant or assignee has been made aware of this Section 13.5 and agreed in writing to be bound by its provisions.

                  13.6 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  13.7 Law. This Agreement and the Notes shall be contracts made under and governed by the internal laws of the State of Illinois.

                  13.8 Successors. (a) This Agreement shall be binding upon the Funds, the Portfolios, the Agent and the Banks and their respective successors and assigns and shall inure to the benefit of the Funds, the Portfolios, the Agent and the Banks and the permitted successors and assigns of the Agent and the Banks.

                  (b) None of the Agent, any Bank, any Fund or any Portfolio may assign its rights or duties hereunder without the consent of the other parties hereto; provided, however, that any Bank may, with the consent of the Funds and Portfolios, which consent shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Lenders (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $5,000,000; provided, however, that the Funds and Portfolios and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Funds and Portfolios and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Funds and Portfolios and the Agent an Assignment and Acceptance in the form of Exhibit J ("Assignment and Acceptance") together with any Note or Notes subject to such assignment; (iii) the Agent has acknowledged receipt in writing of the Assignment and Acceptance; and (iv) the assignor Bank or the Assignee has paid to the Agent a processing fee in the amount of $3,500. From and after the date that the Agent notifies the assignor Bank that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee,
(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Credit Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Credit Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Documents. A Bank may, without the consent of any of the Funds or the Portfolios, grant a security interest in a Note and, in connection therewith, assign its rights in such Note, to any Federal Reserve Bank in accordance with applicable law.

         (c) Any Bank may at any time sell to one or more Eligible Lenders (each, a "Participant") participating interests in any Loans, the Commitment of such Bank and the other interests of such Bank in any Loans, (the "Originating Bank") under the Credit Documents; provided, however, that: (i) the Originating Bank's obligations under this Agreement shall remain unchanged, (ii) the Originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Funds and Portfolios and the Agent shall continue to deal solely and directly with the Originating Bank in connection with the Originating Bank's rights and obligations under the Credit Documents, and

(iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, any Credit Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 13.1. In the case of any such participating interest, the Participant shall be entitled to the benefit of Sections 5.1, 5.3, 5.4, 5.5 and 13.4 as though it were also a Bank hereunder (and the Originating Bank shall not be entitled to the benefits of such sections with respect to the portion of any Loans in which it has sold a participating interest), and if amounts outstanding under the Credit Documents are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under the Credit Documents to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

                  13.9 Waiver of Jury Trial. EACH OF THE AGENT, THE BANKS AND EACH FUND AND PORTFOLIO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (i) UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (ii) ARISING FROM ANY BANKING RELATIONSHIP ARISING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                  13.10 Disclaimer. None of the shareholders, trustees, officers, employees and other agents of any Fund or Portfolio shall be personally bound by or liable for any indebtedness, liability or obligation hereunder, under any Note or under any judgment on this Agreement or any Note nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder or thereunder.

                                     * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                           LEGG MASON VALUE TRUST, INC.

                                           By: /s/ MARIE K. KARPINSKI
                                               ________________________________

                                           Title: Vice President and Treasurer
                                                  _____________________________

                                           LEGG MASON TOTAL RETURN TRUST, INC.

                                           By: /s/ Marie K. Karpinski
                                               ________________________________

                                           Title: Vice President and Treasurer
                                                  _____________________________

                                           LEGG MASON SPECIAL INVESTMENT
                                             TRUST, INC.

                                           By: /s/ Marie K. Karpinski
                                               ________________________________

                                           Title: Vice President and Treasurer
                                                  _____________________________

                                           LEGG MASON INVESTORS TRUST, INC.,
                                           ON BEHALF OF LEGG MASON AMERICAN
                                           LEADING COMPANIES TRUST

                                           By: /s/ Marie K. Karpinski
                                               ________________________________

                                           Title: Vice President and Treasurer
                                                  _____________________________

                                           LEGG MASON INVESTORS TRUST, INC.,
                                           ON BEHALF OF LEGG MASON BALANCED
                                           TRUST

                                           By: /s/ Marie K. Karpinski
                                               ________________________________

                                           Title: Vice President and Treasurer
                                                  _____________________________

                                           LEGG MASON GLOBAL TRUST, INC., ON
                                           BEHALF OF LEGG MASON GLOBAL
                                           GOVERNMENT TRUST

                                           By: /s/ Marie K. Karpinski
                                               ________________________________

                                           Title: Vice President and Treasurer
                                                  _____________________________

                                           LEGG MASON GLOBAL TRUST, INC., ON
                                           BEHALF OF LEGG MASON INTERNATIONAL
                                           EQUITY TRUST

                                           By: /s/ Marie K. Karpinski
                                               ________________________________

                                           Title: Vice President and Treasurer
                                                  _____________________________

                                           LEGG MASON GLOBAL TRUST, INC., ON
                                           BEHALF OF LEGG MASON EMERGING MARKETS
                                           TRUST

                                           By: /s/ Marie K. Karpinski
                                               ________________________________

                                           Title: Vice President and Treasurer
                                                  _____________________________

                                           LEGG MASON TAX-FREE INCOME FUND,
                                           ON BEHALF OF LEGG MASON MARYLAND
                                           TAX-FREE INCOME TRUST

                                           By: /s/ Marie K. Karpinski
                                               ________________________________

                                           Title: Vice President and Treasurer
                                                  _____________________________

                                           LEGG MASON TAX-FREE INCOME FUND,
                                           ON BEHALF OF LEGG MASON PENNSYLVANIA
                                           TAX-FREE INCOME TRUST

                                           By: /s/ Marie K. Karpinski
                                               ________________________________

                                           Title: Vice President and Treasurer
                                                  _____________________________

                                           LEGG MASON TAX-FREE INCOME FUND,
                                           ON BEHALF OF LEGG MASON TAX-FREE
                                           INTERMEDIATE-TERM INCOME TRUST

                                           By: /s/ Marie K. Karpinski
                                               ________________________________

                                           Title: Vice President and Treasurer
                                                  _____________________________

                                           LEGG MASON INCOME TRUST, INC., ON
                                           BEHALF OF LEGG MASON U.S.
                                           GOVERNMENT INTERMEDIATE-TERM
                                           PORTFOLIO

                                           By: /s/ Marie K. Karpinski
                                               ________________________________

                                           Title: Vice President and Treasurer
                                                  _____________________________

                                           LEGG MASON INCOME TRUST, INC., ON
                                           BEHALF OF LEGG MASON INVESTMENT
                                           GRADE INCOME PORTFOLIO

                                           By: /s/ Marie K. Karpinski
                                               ________________________________

                                           Title: Vice President and Treasurer
                                                  _____________________________

                                           LEGG MASON INCOME TRUST, INC., ON
                                           BEHALF OF LEGG MASON HIGH YIELD
                                           PORTFOLIO

                                           By: /s/ Marie K. Karpinski
                                               ________________________________

                                           Title: Vice President and Treasurer
                                                  _____________________________

                                           BARTLETT CAPITAL TRUST, ON
                                           BEHALF OF BARTLETT VALUE
                                           INTERNATIONAL FUND

                                           By: /s/ Marie K. Karpinski
                                               ________________________________

                                           Title: Vice President and Treasurer
                                                  _____________________________

                                           BARTLETT CAPITAL TRUST, ON
                                           BEHALF OF BARTLETT EUROPE FUND

                                           By: /s/ Marie K. Karpinski
                                               ________________________________

                                           Title: Vice President and Treasurer
                                                  _____________________________

                                           BARTLETT CAPITAL TRUST, ON
                                           BEHALF OF BARTLETT BASIC VALUE FUND

                                           By: /s/ Marie K. Karpinski
                                               ________________________________

                                           Title: Vice President and Treasurer
                                                  _____________________________

                                       BANK OF AMERICA NATIONAL
                                       TRUST AND SAVINGS ASSOCIATION, as Agent

                                       By: /s/ John G. Hayes
                                           _________________________________

                                       Title: Vice President
                                              ______________________________

                                       BANK OF AMERICA NATIONAL
                                        TRUST AND SAVINGS ASSOCIATION, as a Bank

                                       By: /s/ John G. Hayes
                                           _________________________________

                                       Title: Vice President
                                              ______________________________

                                       FIRST UNION NATIONAL BANK

                                       By: /s/ Austin Rodgers
                                           _________________________________

                                       Title: Senior Vice President
                                              ______________________________

                                       STATE STREET BANK AND TRUST COMPANY

                                       By: /s/ Anne Marie Gualfierri
                                           _________________________________

                                       Title: Vice President
                                              ______________________________

                                   SCHEDULE I

                                  COMMITMENTS
                              AND PRO RATA SHARES


                                                                                                   Pro Rata
         Bank                                               Commitment                             Share
                                                            -----------------------------------------------
Bank of America National
 Trust and Savings Association                              $ 50,000,000                            33 1/3%

First Union National Bank                                   $ 50,000,000                            33 1/3%

State Street Bank and Trust Company                         $ 50,000,000                            33 1/3%

        TOTAL                                               $150,000,000                               100%


                                  SCHEDULE II

                     OFFSHORE AND DOMESTIC LENDING OFFICES,
                             ADDRESSES FOR NOTICES


FUNDS AND PORTFOLIOS:

LEGG MASON WOOD WALKER, INC.
100 Light Street
Baltimore, MD  21202

Attention: Marie K. Karpinski, Funds Accounting

Telephone:  (410) 454-2790
Facsimile:   (410) 454-3445

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, as Agent

1850 Gateway Boulevard, Fifth Floor
Concord, California 94520
Attention: Marti J. Monahan

Telephone: (510) 675-8414
Facsimile:  (510) 675-8500

ADDRESS TO SEND CERTIFICATES AND FINANCIAL STATEMENTS

Agency Management Services
231 South LaSalle Street, 10th Floor

Chicago, Illinois 60697
Attention: Lizet Flores

Telephone:  (312) 828-6642
Facsimile:   (312) 987-0889

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, as a Bank

DOMESTIC AND OFFSHORE LENDING OFFICE:

1850 Gateway Boulevard, Fifth Floor
Concord, California 94520
Attention: Marti J. Monahan

Telephone: (510) 675-8414
Facsimile:  (510) 675-8500

NOTICES (OTHER THAN LOAN REQUESTS AND NOTICES OF
CONVERSION/CONTINUATION):

231 South LaSalle Street, 10th Floor
Chicago, Illinois 60697
Attention: John Hayes

Telephone:  (312) 828-1632
Facsimile:   (312) 987-0889

FIRST UNION NATIONAL BANK

DOMESTIC AND OFFSHORE LENDING OFFICE:

First Union National Bank
One First Union Center
301 S. College St., DC-5
Charlotte, NC 28288-0735
Attention: Lisa Mowery

Telephone:  (704) 383-0558
Facsimile:   (704) 383-7611

NOTICES (OTHER THAN LOAN REQUESTS AND NOTICES OF
CONVERSION/CONTINUATION):

First Union National Bank
One First Union Center
301 S. College St., DC-5
Charlotte, NC 28288-0735
Attention: Robert Beatty

Telephone:  (704) 383-1640
Facsimile:   (704) 383-7611

STATE STREET BANK AND TRUST COMPANY

DOMESTIC AND OFFSHORE LENDING OFFICE:
State Street Bank and Trust Company
225 Franklin Street

Boston, MA 02110
Attention: Anne Marie Gualtierri

Telephone:  (617) 985-8956
Facsimile:   (617) 985-4833

NOTICES (OTHER THAN LOAN REQUESTS AND NOTICES OF
CONVERSION/CONTINUATION):

State Street Bank and Trust Company
1776 Heritage Drive
4th Floor, North

North Quincy, MA 02171
Attention: Anne Marie Gualtierri

Telephone:  (617) 985-8956
Facsimile:   (617) 985-4833

                                   EXHIBIT A

                             BORROWING CERTIFICATE

     Reference is made to that certain Credit Agreement, dated as of February 20, 1998 (the "Credit Agreement"), among the funds and portfolios party thereto, the banks party thereto as lenders (the "Banks") and Bank of America National Trust and Savings Association, as agent (the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement. Pursuant to the terms of the Credit Agreement, the undersigned, on behalf of and with respect to the [Name of Fund or Portfolio], hereby represents and certifies to the Banks as follows:

         1. On _______________, the undersigned, on behalf of the [Name of Fund or Portfolio], requested that the Banks make a [type of Loan] in the principal amount of $___________to be made on _____________ and having a tenor of
____________________.

         2. The Fund or Portfolio that will use the proceeds of such Loan is
___________________.

         3. The purpose for which such Loan will be used is ____________________
_______________________________________________________________________.

         4. As of ____________________, the Asset Coverage Ratio of such Fund or Portfolio is _____________________, calculated as follows:

         (a)      Total Assets (less the value of assets
                  subject to Liens)(1):                   _____________________

         (b)      minus liabilities and Indebtedness
                  not represented by Senior
                  Securities:                             _____________________

         (c)      divided by Senior Securities Rep-
                  resenting Indebtedness(2):              _____________________
         (d)      equals Asset Coverage Ratio:            _____________________.

         5. As of _____________________, the Borrowing Base for such Fund or

--------

(1)      Use immediately preceding Banking Day.
(2) For each Borrowing Certificate provided in connection with a request for a Loan, for each Borrower, Total Assets should include the amount of the proposed Loan.
(3) For each Borrowing Certificate provided in connection with a request for a Loan, for each Borrower, Senior Securities Representing Indebtedness should include the amount of the proposed Loan.

Portfolio is calculated as follows:

         (a)      Total Assets (less the value of assets
                   subject to Liens), net of liabilities
                   and Indebtedness not represented by
                   Senior Securities

                                                          $_____________________

         (b)      Indebtedness

                                                          $_____________________

         (c)      Gross Assets
                  [(a) plus (b)]

                                                          $_____________________

         (d)      Gross Borrowing Base
                  [25.0% of (c)]                          $_____________________

         (e)      Available Borrowing Base
                  [(d) minus (b)]
                                                          $_____________________

         (f)      Loans requested today [not to exceed (e)]

                                                          $_____________________


         6. The undersigned further certifies, on behalf of the Fund or Portfolio, that (a) the proceeds of such Loan will be utilized solely by the Fund or Portfolio designated above and (b) no Event of Default, to the best of its knowledge, or Unmatured Event of Default has occurred and is continuing as of the date of this Borrowing Certificate.

Date:  _____________________                   __________, as investment adviser
to

                                               [Name of Fund or Portfolio]


                                                 By:     _______________________

                                                 Title:  _______________________

                                   EXHIBIT B

                                 Non-Negotiable

                                PROMISSORY NOTE

$__,000,000.00                      Baltimore, Maryland:  as of _______ __, 199_


         FOR VALUE RECEIVED, the undersigned (the "Fund") promises to pay to ___________(the "Bank"), on the Termination Date (as defined in the Credit Agreement hereinafter referred to) the principal sum of _____________ ($__,000,000.00) or, if less, the then aggregate unpaid principal amount of Federal Funds Rate Loans and Eurodollar Loans (as such terms are defined in the Credit Agreement) as may have been borrowed by the Fund from the Bank under the Credit Agreement. The Fund may borrow, repay and reborrow hereunder in accordance with the provisions of the Credit Agreement. All Federal Funds Rate Loans and Eurodollar Loans and all payments of principal shall be recorded by the holder in its records.

         The Fund further promises to pay to the order of the Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at the rates per annum which shall be determined in accordance with the provisions of the Credit Agreement. Accrued interest shall be payable on the dates specified in the Credit Agreement.

         All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds at Bank of America National Trust and Savings Association, ABA No. 071000039, Chicago Account Administration, Account No. 47-03421, Reference: Legg Mason, or at such other place as may be designated by the Bank to the Fund in writing.

         This Note is the Note referred to in, and evidences indebtedness incurred under, a Credit Agreement dated as of February 20, 1998 (herein, as it may be amended, modified or supplemented from time to time, called the "Credit Agreement") among the Fund, the other parties thereto and the Bank, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Fund is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable.

         Neither the shareholders, trustees or directors, as the case may be, officers, employees and other agents of the Fund shall be personally bound by or liable for any indebtedness, liability or obligation hereunder nor shall resort be had to their private property for the satisfaction of any obligations or claim hereunder.

         All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

         This Note is made under and governed by the internal laws of the State of Illinois.

Address:                                      [NAME OF FUND]
100 Light Street
Baltimore, MD  21202

                                              By:      _________________________

                                              Title:   _________________________

                                  EXHIBIT B-1

                                 Non-Negotiable

                                PROMISSORY NOTE

$__,000,000.00                      Baltimore, Maryland:  as of _______ __, 199_


         FOR VALUE RECEIVED, the undersigned (the "Fund"), on behalf of the Portfolio designated below ("Portfolio"), promises to pay to _________ (the "Bank"), on the Termination Date (as defined in the Credit Agreement hereinafter referred to) the principal sum of ______________ ($__,000,000.00) or, if less, the then aggregate unpaid principal amount of Federal Funds Rate Loans and Eurodollar Loans (as such terms are defined in the Credit Agreement) as has been borrowed by the Fund on behalf of the undersigned Portfolio from the Bank under the Credit Agreement. The Fund, on behalf of the Portfolio, may borrow, repay and reborrow hereunder in accordance with the provisions of the Credit Agreement. All Federal Funds Rate Loans and Eurodollar Loans and all payments of principal shall be recorded by the holder in its records.

         Anything in this Note to the contrary notwithstanding, the Portfolio shall be liable hereunder only for Federal Funds Rate Loans and Eurodollar Loans borrowed by the Fund on behalf of such Portfolio under the Credit Agreement and other obligations with respect thereto. The sole source of repayment of the principal of and interest on each Loan hereunder and other obligations with respect thereto made with respect to the Portfolio shall be the revenues and assets of such Portfolio and not from any other asset of the Fund or any other Portfolio of the Fund.

         The Fund, on behalf of the Portfolio, further promises to pay to the order of the Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at the rates per annum which shall be determined in accordance with the provisions of the Credit Agreement. Accrued interest shall be payable on the dates specified in the Credit Agreement.

         All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds at Bank of America National Trust and Savings Association, ABA No. 071000039, Chicago Account Administration, Account No. 47-03421, Reference: Legg Mason, or at such other place as may be designated by the Bank to the Fund in writing.

         This Note is the Note referred to in, and evidences indebtedness incurred under, a Credit Agreement dated as of February 20, 1998 (herein, as it may be amended, modified or supplemented from time to time, called the "Credit Agreement") among the Fund, on behalf of the Portfolio, the other parties thereto and the Bank, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Portfolio is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable.

         Neither the shareholders, trustees or directors, as the case may be, officers, employees and other agents of the Portfolio shall be personally bound by or liable for any indebtedness, liability or obligation hereunder nor shall resort be had to their private property for the satisfaction of any obligations or claim hereunder.

         All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

         This Note is made under and governed by the internal laws of the State of Illinois.

Address:                                      [NAME OF FUND] ON BEHALF OF
100 Light Street                              [NAME OF PORTFOLIO]
Baltimore, MD  21202

                                              By:      _________________________

                                              Title:   _________________________

_____________________________

                                   EXHIBIT C

                           DESIGNATION OF PORTFOLIOS

         Any of the following designated Portfolios of [Name of Fund] (the "Fund") may hereafter utilize the proceeds of Loans made to the Fund under the Credit Agreement dated as of February 20, 1998, assuming that the Bank has previously notified such Fund that it has approved such Portfolio as a borrower under such Credit Agreement and that all conditions of lending with respect to any such Portfolio and the Fund have been satisfied:

         Legal Name                                      d/b/a (if any)
         ----------                                      --------------

         ____________________                            _______________________

         ____________________                            _______________________

         ____________________                            _______________________

                                   EXHIBIT D

                             SCHEDULE OF LITIGATION

                                      None

                                   EXHIBIT E

                       SCHEDULE OF CONTINGENT LIABILITIES

                                      None

                                   EXHIBIT F

                           BORROWING BASE CERTIFICATE

     Reference is made to that certain Credit Agreement dated as of February 20, 1998 (the "Credit Agreement") among the funds and portfolios party thereto, the banks party thereto as lenders (the "Banks") and Bank of America National Trust and Savings Association, as agent (the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meaning given to such terms in the Credit Agreement. Pursuant to the terms of the Credit Agreement, the undersigned, on behalf of the [Name of Fund] [on behalf of the applicable Portfolio], certifies to the Agent and the Banks as follows:

         As of _____________________, the Borrowing Base for such Fund or Portfolio is calculated as follows:

         (a)      Total Assets (less the value of assets
                  subject to Liens), net of liabilities
                  and Indebtedness not represented by
                  Senior Securities                         $___________________

         (b)      Indebtedness                              $___________________

         (c)      Gross Assets
                  [(a) plus (b)]                            $___________________

         (d)      Gross Borrowing Base
                  [25.0% of (c)]                            $___________________

         (e)      Available Borrowing Base
                  [(d) minus (b)]

$___________________


Date:  ____________________                  ____________________, as investment
                                             adviser to [Name of Fund]

                                             By:    ____________________________

                                             Title: ____________________________

                                   EXHIBIT G

                 FUNDS' AND PORTFOLIOS' INVESTMENT RESTRICTIONS

     For a Fund's or Portfolio's investment restrictions, please see the most recent Prospectus and Statement of Additional Information for such Fund or Portfolio as indicated below:

LEGG MASON VALUE TRUST, INC.

Primary Share Prospectus dated July 31, 1997 Revised September 9, 1997, as amended November 19, 1997
Navigator Share Prospectus dated July 31, 1997, as amended November 19, 1997 Statement of Additional Information dated July 31, 1997

LEGG MASON TOTAL RETURN TRUST, INC.

Primary Share Prospectus dated July 31, 1997 Revised September 9, 1997, as amended November 19, 1997
Navigator Share Prospectus dated July 31, 1997, as amended November 19, 1997 Statement of Additional Information dated July 31, 1997

LEGG MASON SPECIAL INVESTMENT TRUST, INC.

Primary Share Prospectus dated July 31, 1997 Revised September 9, 1997, as amended November 19, 1997
Navigator Share Prospectus dated July 31, 1997, as amended November 19, 1997 Statement of Additional Information dated July 31, 1997

LEGG MASON AMERICAN LEADING COMPANIES TRUST, A PORTFOLIO OF LEGG MASON INVESTORS TRUST INC.

Primary Share Prospectus dated July 31, 1997 Revised September 9, 1997, as amended November 19, 1997
Navigator Share Prospectus dated July 31, 1997, as amended November 19, 1997 Statement of Additional Information dated July 31, 1997

LEGG MASON BALANCED TRUST, A PORTFOLIO OF LEGG MASON INVESTORS TRUST, INC.

Primary Share Prospectus dated July 31, 1997 Revised September 9, 1997, as amended November 19, 1997
Navigator Share Prospectus dated July 31, 1997, as amended November 19, 1997 Statement of Additional Information dated July 31, 1997

LEGG MASON GLOBAL GOVERNMENT TRUST, A PORTFOLIO OF LEGG MASON GLOBAL TRUST, INC.

Prospectuses dated May 1, 1997

Statement of Additional Information dated May 1, 1997

LEGG MASON INTERNATIONAL EQUITY TRUST, A PORTFOLIO OF LEGG MASON GLOBAL TRUST, INC.

Prospectuses dated May 1, 1997
Statement of Additional Information dated May 1, 1997

LEGG MASON EMERGING MARKETS TRUST, A PORTFOLIO OF LEGG MASON GLOBAL TRUST, INC.

Prospectuses dated May 1, 1997
Statement of Additional Information dated May 1, 1997

LEGG MASON MARYLAND TAX-FREE INCOME TRUST, A PORTFOLIO OF LEGG MASON TAX-FREE INCOME FUND

Prospectuses dated July 31, 1997, as amended November 3, 1997
Statement of Additional Information dated July 31, 1997, as amended November 3,
  1997

LEGG MASON PENNSYLVANIA TAX-FREE INCOME TRUST, A PORTFOLIO OF LEGG MASON TAX-FREE INCOME

Prospectuses dated July 31, 1997, as amended November 3, 1997
Statement of Additional Information dated July 31, 1997, as amended November 3,
  1997

LEGG MASON TAX-FREE INTERMEDIATE-TERM INCOME TRUST, A PORTFOLIO OF LEGG MASON TAX-FREE INCOME FUND

Prospectuses dated July 31, 1997, as amended November 3, 1997
Statement of Additional Information dated July 31, 1997, as amended November 3,
  1997

LEGG MASON U.S. GOVERNMENT INTERMEDIATE-TERM PORTFOLIO, A PORTFOLIO OF LEGG MASON INCOME TRUST, INC.

Primary Share Prospectus dated May 1, 1997 Revised December 31, 1997
Navigator Share Prospectus dated May 1, 1997, as amended August 4, 1997, August
  22, 1997, October 17, 1997 and December 31, 1997
Statement of Additional Information dated May 1, 1997

LEGG MASON INVESTMENT GRADE INCOME PORTFOLIO, A PORTFOLIO OF LEGG MASON INCOME TRUST, INC.

Primary Share Prospectus dated May 1, 1997 Revised December 31, 1997
Navigator Share Prospectus dated May 1, 1997, as amended August 4, 1997, August
  22, 1997, October 17, 1997 and December 31, 1997
Statement of Additional Information dated May 1, 1997

LEGG MASON HIGH YIELD PORTFOLIO, A PORTFOLIO OF LEGG MASON INCOME TRUST, INC.

Primary Share Prospectus dated May 1, 1997 Revised December 31, 1997
Navigator Share Prospectus dated May 1, 1997, as amended August 4, 1997, August
  22, 1997, October 17, 1997 and December 31, 1997
Statement of Additional Information dated May 1, 1997

BARTLETT VALUE INTERNATIONAL FUND, A PORTFOLIO OF BARTLETT CAPITAL TRUST

Prospectuses dated July 21, 1997, as amended November 3, 1997
Statement of Additional Information dated July 21, 1997, as amended November 3,
  1997

BARTLETT EUROPE FUND, A PORTFOLIO OF BARTLETT CAPITAL TRUST

Prospectuses dated July 21, 1997, as amended November 3, 1997
Statement of Additional Information dated July 21, 1997, as amended November 3,
  1997

BARTLETT BASIC VALUE FUND, A PORTFOLIO OF BARTLETT CAPITAL TRUST

Prospectuses dated July 21, 1997, as amended November 3, 1997
Statement of Additional Information dated July 21, 1997, as amended November 3,
  1997

The foregoing items have been separately delivered on behalf of the Funds and Portfolios to the Banks

                                   EXHIBIT H

                                 CONSENT LETTER

                                     [Date]

Bank of America National
 Trust and Savings Association, as Agent
231 South LaSalle Street
Chicago, Illinois  60697

Attention:  Mr. John Hayes

Re:      Credit Agreement dated as of February 20, 1998 (the "Credit Agreement")

Ladies and Gentlemen:

         Reference is made to Section 7.18 of the Credit Agreement. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

         Said Section 7.18 prohibits the payment to the undersigned of any management and advisory fees of any type by a Fund or Portfolio under the Credit Agreement for any period during which any Event of Default or Unmatured Event of Default shall have occurred and be continuing with respect to such Fund or Portfolio.

         Please be advised Legg Mason Fund Adviser, Inc. and Legg Mason Capital Management, Inc. (each an "Adviser") hereby acknowledge the terms of Section
7.18 of the Credit Agreement and consent to its provisions. At any time that any Event of Default or Unmatured Event of Default under the Credit Agreement shall have occurred and be continuing with respect to a Fund or Portfolio and any Loans are outstanding with respect to such Fund or Portfolio, each Adviser will neither demand nor accept payment of any management and advisory fees of any type from such Fund or Portfolio during the continuance of such Event of Default or Unmatured Event of Default, whether pursuant to the terms of any management fee agreement with the Fund, the Portfolio or otherwise. Any fees received under circumstances contrary to those contemplated by the terms of the Credit Agreement and this letter shall be deemed to be held in trust for the benefit of the Banks and shall be paid over to the Banks promptly upon receipt thereof.

         The terms of this consent shall extend to all other Funds and/or Portfolios of a Fund to which either of the Advisers may serve as investment adviser and which may at any future date become borrowers under the terms of the Credit Agreement.

Very truly yours,

LEGG MASON FUND ADVISER, INC.

By:_________________________

Title:______________________

LEGG MASON CAPITAL MANAGEMENT, INC.

By:__________________________

Title:_______________________

                                   EXHIBIT I

                                FORM OF OPINION

                                   EXHIBIT J

                           ASSIGNMENT AND ACCEPTANCE

         Reference is made to the Credit Agreement dated as of February 20, 1998 (as amended, modified or supplemented from time to time, the "Credit Agreement") among various funds and portfolios party thereto, the banks party thereto as lenders and Bank of America National Trust and Savings Association, as agent (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning, unless otherwise defined herein.

         The "Assignor" and the "Assignee" referred to on the signature page hereto agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Annex 1 of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the Assignee's and the Assignor's Commitments will be as set forth on Annex 1.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Documents by a Fund or Portfolio or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Fund or Portfolio or the performance or observance by any Fund or Portfolio of any of its obligations under the Credit Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Notes held by the Assignor and requests that the Agent exchange such Notes for a new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Annex 1.

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon any Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(iii) represents and warrants to each Fund and

Portfolio that it is an Eligible Lender; (iv) appoints and authorizes the Agent to take such action on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (v) agrees that it will be bound by the terms of the Credit Agreement and that it will perform in accordance with such terms all of the obligations that by such terms are required to be performed by it as a Bank.

         4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on Annex 1.

         5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, if it has assigned and delegated all its rights and duties under the Credit Documents, relinquish its rights and be released from its obligations under the Credit Agreement.

         6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the internal laws of the State of Illinois.

         8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Annex 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused Annex 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

Dated: ___________, 19__                    [NAME OF ASSIGNOR], as Assignor

                                            By:_________________________________
                                               Title:

                                            [NAME OF ASSIGNEE], as Assignee

                                            By:_________________________________
                                               Title:

The foregoing Assignment is accepted this ____ day of _____________, 19__, and, in connection therewith, the undersigned acknowledges that the foregoing assignment has been consented to by the Funds and Portfolios.

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
as Agent

By:___________________________
   Title:

                                    ANNEX 1

                                       to

                           ASSIGNMENT AND ACCEPTANCE

1.    Information Concerning Assignment

      (A)    Percentage interest assigned:                       _______________

      (B)    Assignee's Commitment (after giving effect to
             assignment):                                        $______________

      (C)    Assignor's Commitment (after giving effect to
             assignment):                                        $______________

      (D)    Aggregate outstanding principal
             amount of Loans assigned:                           $______________

      (E)    Principal amount of Notes payable to Assignee
             (after giving effect to assignment):                $______________

      (F)    Principal amount of Notes payable to Assignor
             (after giving effect to assignment):                $______________

      (G)    Effective Date (if other than date of acceptance
             by Administrative Agent):                           ****__________,
             199_

--------
*** This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

2. Administrative details for the Assignee:

        (A)       Notice Address:

                  Assignee name:
                  Address:

                  Attention:

                  Telephone:                (___) ___-____
                  Telecopier:               (___) ___-____

        (B)       Payment Instructions:

                  _________________________

                  _________________________

                  _________________________